Exhibit 99.3

CONTRIBUTION AND SALE AGREEMENT

Between

NEW PLAN EXCEL REALTY TRUST, INC.
a Maryland corporation
and certain of its
VARIOUS SUBSIDIARIES

And

GALILEO AMERICA LLC,
a Delaware limited liability company

And

GALILEO AMERICA, INC.,
a Maryland corporation

Dated as of July 19, 2005

TABLE OF CONTENTS

Section 1.	Properties to be Contributed and Sold

Section 2.	Objections to Title

Section 3.	Contribution Consideration and Sales Consideration

Section 4.	The Closing

Section 5.	Representations and Warranties

Section 6.	Acknowledgments of the Company

Section 7.	Owner’s Obligations as to the Properties

Section 8.	Dropped Properties; Substitute Properties

Section 9.	Destruction, Damage or Condemnation

Section 10.	Additional Covenants of Owner; Tax Protection

Section 11.	Conditions Precedent to Closing

Section 12.	Owner’s Closing Obligations

Section 13.	The Company’s Closing Obligations

Section 14.	Apportionments; Closing Costs; Certiorari

Section 15.	Failure of Owner or the Company to Perform; Substitution Right

Section 16.	Broker

Section 17.	Notices

Section 18.	Miscellaneous Provisions

Section 19.	Press Release

Section 20.	1031 Exchange

Section 21.	Entity Transfers.

Exhibits

Exhibit A	Subsidiaries

Exhibit B-1	Contributed Properties and Contribution Consideration

Exhibit B-2	Sale Properties and Sale Price

Exhibit C	Form of LLC Agreement

Exhibit D	Form of Services Agreement

Exhibit E	[Reserved]

Exhibit F	[Reserved]

Exhibit G-1	Form of Advisory Agreement

Exhibit G-2	Form of LPT/New Plan/Galileo Advisor Letter Agreement

Exhibit G-3	Form of A-LPT/REIT Letter Agreement

Exhibit G-4	Form of GFML/Galileo Advisor/New Plan Letter Agreement

Exhibit G-5	Form of Neil Werrett Letter Agreement

Exhibit G-6	Form of Company/REIT/New Plan Letter Agreement

Exhibit G-7	Form of Company/REIT/NXL/New Plan Letter Agreement

Exhibit H	Form of Press Releases

Exhibit I-1	Form of Master Lease Amendment (Waterford Commons)

Exhibit I-2	Form of Master Lease Amendment (Waterford Commons/Babies R Us)

Exhibit I-3	Form of Master Lease Amendment (Garden City Expansion)

Exhibit I-4	Form of Master Lease Amendment (Charter Oak)

Exhibit I-5	Form of Master Lease Amendment (Springdale Mall)

Exhibit J	Form of Termination and Release (Wilkes-Barre Master Lease)

Exhibit K	Form of Termination and Release (Existing Management Agreements)

Schedules

Schedule 1.01(c)	Properties to be Sold to REIT

Schedule 1.03	Review Materials

Schedule 2.01(a)	Pro Forma Policies & List of Additional Permitted Exceptions

Schedule 5.01(f)-1	Rent Rolls

Schedule 5.01(f)-2	Material Defaults; Additional Rent

Schedule 5.01(g)	Major Tenant Documents; Notices of Defaults under Major Tenant Documents

Schedule 5.01(h)	Ground Leases

Schedule 5.01(i)	REAs; Notices of Defaults under REAs

Schedule 5.01(k)-1	Brokerage Agreements; Outstanding Leasing Commissions Payable after Closing

Schedule 5.01(k)-2	Other Leasing Commissions

Schedule 5.01(l)	Material Service Contracts

Schedule 5.01(m)	Management Agreements

Schedule 5.01(n)	Outstanding Tenant Improvement Obligations, Tenant Improvement Allowances, etc.

Schedule 5.01(o)	Current Capital Improvement Projects; Structural Damage; Pending or Threatened Condemnations; Options and Other Preemptive Rights

Schedule 5.01(q)	Existing Environmental Insurance Policies; Environmental Matters

Schedule 5.01(r)	List of Insurance Policies

Schedule 5.01(u)	Litigation

Schedule 5.01(v)	Governmental Violations

Schedule 5.01(w)	Employment Violations

Schedule 5.01(x)	Infringement of Intellectual Property Rights

Schedule 5.01(z)	Tax Reduction Proceedings

Schedule 5.03(i)	Additional Liabilities

Schedule 5.03(n)	Existing Galileo Properties

Schedule 5.04(d)	Missing Documents

Schedule 7.01	Additional Costs and Expenses to be Paid by Owner

Schedule 7.08	Required Owner Consents

Schedule 10.02	Required Company Consents

Schedule 10.05	Methodology for Calculation of Contingent Deferred Consideration

Schedule 21.01	Entity Transfer Properties

INDEX OF DEFINED TERMS

Defined Term

1031 Exchange
Additional Rent
Advisory Agreement
Agents
Agreement
A-LPT
Assignments of Ground Leases
Assignments of Leases
Basket
Broker
Brokerage Agreements
Business Days
Cap
CBL
CBL Manager
Closing
Closing Date
Closing Deadline
Commitment Letter
Company
Company Cap
Company Financial Statements
Contributed Personal Property
Contributed Properties
Contributed Property
Contribution Consideration
Curable Defects
Current Transactions
Defect
Defect Notice
Dropped Property Threshold
Due Diligence Materials
Employee Plan
Entity Owner
Entity Transfer Properties
Environmental Reports
Existing Agreement Terminations
Existing Environmental Policies
Final Closing Statement
Galileo Filings
Governmental Authority
Ground Leases
Landlord Estoppel

v

Leases
Leasing Costs
Legal Proceedings
Lender
LLC Agreement
Lockout Properties
Losses
Major Tenant
Major Tenant Documents
Management Contracts
Management Rights P&S Agreement
Master Lease Amendments
Material Service Contracts
New Exception
New Major Tenant Documents
New Plan Member
Notice
NXL
Owner
Owner’s knowledge
Permitted Exceptions
Personal Property
Pre-Closing Breach
Pre-Closing Breaches
Pro Forma Policies
Properties
Proration Time
Reciprocal Easement Agreements
Record Defect Not Subject to Cure
Redemption Agreement
REIT
Rent Rolls
Rep Survival Period
Required Company Consents
Required Contribution Amount
Required Forms
Required Owner Consents
Review Materials
Sale Personal Property
Sale Price
Sale Properties
Sale Property
Searches
Securities Act
September Closing
September Closing Date

Service Contracts
Services Agreement
Shares
Side Letters
SPE Entities
SPE Entity
Subsidiaries
Survey
Surveys
Surviving Obligations
Tenant Estoppels
Title Cap
Title Commitment
Title Commitments
Title Company
Title Policies
Transfer Taxes
Trust Offering
Underwriters
Underwriting Agreement

CONTRIBUTION AND SALE AGREEMENT

CONTRIBUTION AND SALE AGREEMENT (this “Agreement“) dated as of July 19, 2005, between NEW PLAN EXCEL REALTY TRUST, INC., a Maryland corporation, having an address at 420 Lexington Avenue, 7th Floor, New York, New York 10170 (“NXL“) and various direct and indirect wholly owned or controlled subsidiaries of NXL set forth on Exhibit A annexed hereto (the “Subsidiaries“; NXL and the Subsidiaries are collectively, the “Owner“), GALILEO AMERICA LLC, a Delaware limited liability company, having an address at c/o Galileo Funds Management Limited, Level 9, 1 Alfred Street, Sydney NSW 2000, Australia, Attention:  Mr. Brett Bradley (the “Company“), and GALILEO AMERICA, INC., a Maryland corporation, having an address c/o Galileo Funds Management Limited, Level 9, 1 Alfred Street, Sydney NSW 2000, Australia, Attention:  Mr. Brett Bradley (the “REIT“).  All defined terms used herein are defined herein and can be located using the Index of Defined Terms set forth above.

RECITALS:

A.         Owner is either the fee owner of or is the lessee under a ground lease of the land and buildings and other improvements thereon and appurtenances thereto (or the lessee under a ground lease of the land and the fee owner of the buildings and other improvements thereon) set forth on Exhibit B-1 annexed hereto (each, a “Contributed Property“ and collectively, the “Contributed Properties“).

B.          Owner is either the fee owner of or is the lessee under a ground lease of the land and buildings and other improvements thereon and appurtenances thereto (or the lessee under a ground lease of the land and the fee owner of the buildings and other improvements thereon and appurtenances thereto) set forth on Exhibit B-2 annexed hereto (each, a “Sale Property“ and collectively, the “Sale Properties“; the Sale Properties, together with the Contributed Properties, are referred to collectively as the “Properties“).

C.          The Company was formed in 2003 for the purpose of acquiring interests in retail shopping centers located in the United States (other than regional malls), such as the Contributed Properties and the Sale Properties.

D.          Concurrently herewith, the Company, CBL & Associates Limited Partnership (“CBL“), the REIT, the A-LPT and NXL have entered into a Redemption Agreement (the “Redemption Agreement“), pursuant to which, among other things, all of CBL’s right, title and interest in the Company will be redeemed in accordance with the terms of such Redemption Agreement.

E.          Concurrently herewith, CBL & Associates Management, Inc. (“CBL Manager“), NXL, the Company, the REIT and the A-LPT have entered into a Purchase and Sale of Management Rights Agreement (the “Management Rights P&S Agreement“), pursuant to which, among other things, New Plan will acquire all of CBL Manager’s right, title and interest in, under and to certain Property Management and Services Agreements and certain Advisory Property Management Agreements, in each case, between the Company and certain of its affiliates, as owner, and CBL Manager and certain of its affiliates, as manager.

F.          The transactions under the Management Rights P&S Agreement and the Redemption Agreement will close concurrently with the transactions contemplated by this Agreement.

G.          At the Closing, NXL (and/or one of more Affiliates (as defined in the LLC Agreement) of NXL) and the REIT shall enter into an Amended and Restated Limited Liability Company Agreement of the Company in the form annexed hereto as Exhibit C (the “LLC Agreement“).

H.          At the Closing, ERT Australian Management, L.P. and/or New Plan Australian Management L.P., each of which is an Affiliate of NXL, or such other management company owned or controlled by NXL, and the Company shall enter into one or more Property Management, Services and Leasing Agreements in the form annexed hereto as Exhibit D (the “Services Agreement“).

I.           At the Closing, among other things but subject to Section 21 hereof, Owner shall contribute and/or sell the applicable Properties to the Company, the REIT and/or to certain wholly-owned special purpose entities of the Company to be newly formed prior to the Closing (each, an “SPE Entity“ and collectively, the “SPE Entities“), pursuant to the terms of this Agreement and upon the satisfaction of the conditions to Closing set forth herein.

J.           Immediately following the sale of the Sale Properties to the REIT, the REIT will contribute all such Properties to the Company.

K.          At the Closing, NXL shall receive Shares in the Company and/or cash proceeds pursuant to the terms of this Agreement and the LLC Agreement, as applicable, with respect to the contribution and sale of the Properties, respectively, to the Company and/or the SPE Entities.

NOW THEREFORE, in consideration of the terms and conditions contained in this Agreement, the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Owner and the Company hereby agree as follows:

Section 1.                                          Properties to be Contributed and Sold

1.01.        At the Closing, Owner shall contribute the Contributed Properties and sell the Sale Properties, as applicable, to the Company, the SPE Entities and/or the REIT (or its designee), as designated by the Company in writing prior to the Closing, as follows:

(a)           At the Closing, Owner shall contribute, assign, transfer and deliver to the Company and/or the SPE Entities (as set forth on Exhibit B-1), and the Company and/or the SPE Entities shall receive from Owner, upon the terms and conditions set forth in this Agreement:  (1) fee simple and/or leasehold interests in and to the Contributed Properties and (2) all right, title and interest of Owner in and to the fixtures, equipment and other personal property attached or appurtenant to such Contributed Properties (the “Contributed Personal Property“), both in exchange for the aggregate amount of the Contribution Consideration allocated to the Contributed Properties.

(b)           At the Closing, Owner shall sell, assign, transfer and deliver to the Company, the SPE Entities and/or the REIT (or its designee) (as set forth on Exhibit B-2), and the Company and/or the SPE Entities shall receive from Owner, upon the terms and conditions set forth in this Agreement:  (1) fee simple and/or leasehold interests in and to the Sale Properties and (2) all right, title and interest of Owner in and to the fixtures, equipment and other personal property attached or appurtenant to such Sale Properties (the “Sale Personal Property“ and, together with the Contributed Personal Property, the “Personal Property“), both in exchange for the aggregate amount of the Sale Prices allocated to the Sale Properties.  No independent consideration is being paid for the Personal Property.

(c)           Notwithstanding the foregoing, Owner will sell each Property listed on Schedule 1.01(c) to the REIT in exchange for the Sale Price allocated to each such Property pursuant to Exhibit B-2.  Immediately following such sale to the REIT and as part of the closing of the transactions under this Agreement, the REIT shall contribute all such Properties to the Company.  The REIT may instruct Owner prior to the Closing, that the documents executed by Owner to convey the Properties set forth on Schedule 1.01(c) at the Closing be made to the Company or any SPE Entity so designated by the REIT.  Any additional costs and expenses associated with the multiple transfers under this Section 1.01(c) shall be borne by Owner.

(d)           Prior to the Closing and at Owner’s election, Owner may convert any of the Contributed Properties into Sale Properties, so long as (i) such conversion does not result in any Property becoming subject at any time to any provision of Section 7.02 of the LLC Agreement (other than clause (y) in Section 7.02(a) of the LLC Agreement) which would not otherwise have been subject thereto, (ii) such conversion does not result in the payment by the Company of any more cash to Owner in respect of the Properties than would have been paid in respect of such Properties if such conversion had not occurred.  For clarity, it is understood that, notwithstanding any schedules hereto to the contrary, the allocation of cash and noncash consideration for each Property shall be appropriately adjusted to reflect any such conversions, and (iii) such conversion (together with all other conversions under this Section 1.01(d)) would not result in U.S. federal income tax deductions for REIT having a present value lower than the deductions that would have resulted if such conversion had not occurred, assuming the Company holds all the Properties following the Closing until the end of their useful lives.

1.02.        For purposes of this Agreement, the term “Properties“ shall also include, without limitation, all easements, rights of way, strips, gores, privileges, licenses, appurtenants and other tangible and intangible rights, benefits and interests, appurtenant thereto, including, without limitation, all right, title and interest of Owner in and to any streets or other public ways adjacent to the Properties and any water, sewer, utility district or mineral rights owned by, or leased to, Owner, all improvements located on each Property and all structures, systems and utilities associated with and utilized by Owner (but excluding any improvements owned by tenants under any Leases at the Properties), all tangible personal property owned by Owner and located on the land or used in connection with each Property and all of Owner’s right, title and interest in and to all Leases, Ground Leases, all security deposits given under all Leases, the Ground Leases and all Service Contracts and other agreements to the extent adjustment is made pursuant to Section 14, any permits, warranties, guaranties (in each case, relating to the Properties and to the extent transferable), plans, specifications, drawings, tenant files, and property files relating to the Properties, and all pads or outparcels related to any of the Properties that are included in the legal descriptions attached to the Pro Forma Policies for the applicable Properties.  Notwithstanding the foregoing, in no event will the Properties include any property (real, personal or otherwise) that is owned by any tenant or any other Person.

1.03.        Owner has made or will make available for inspection by the Company or has delivered to the Company true, correct and complete copies of (a) the materials contained in those certain compact disks and the web site identified on Schedule 1.03 annexed hereto, (b) organizational documents for all of the Entity Owners to be acquired by the Company pursuant to Section 21.01, together with copies of any board minutes, resolutions and other similar materials in Owner’s possession or control, and (c) any other materials reasonably requested by the Company or delivered to the Company (collectively, the “Review Materials“).  The Review Materials and any other materials, reports, surveys, books and records examined by or on behalf of the Company pursuant to this Agreement (including, without limitation, the Due Diligence Materials) shall:  (i) be held in strict confidence by the Company and the REIT, (ii) not be used for any purpose other than the investigation and evaluation of the Properties by the Company and its lenders, attorneys, financial advisors, investors, accountants, partners, members, directors, officers, employees, agents, engineers and consultants involved or likely to be involved in this transaction (collectively, the “Agents“), and (iii) not be disclosed, divulged or otherwise furnished to any other person or entity prior to the Closing except to the Agents, as otherwise contemplated herein, or as required by law or court order and, for the avoidance of doubt, must not be disclosed as being attributable in any way to owner in the product disclosure statement to be issued under the Trust Offering.  If this Agreement is terminated for any reason whatsoever, the Company and the REIT shall, at its option, destroy or return to Owner all of the Review Materials and Due Diligence Materials in the possession of the Company and the Agents; provided, however, that notwithstanding the foregoing, if this Agreement is terminated by the Company due to a default by Owner, the Company shall only be required to return the Review Materials which were provided by the Owner to the Company.  The provisions of this Section 1.03 shall survive the termination of this Agreement.

Section 2.                                          Objections to Title

2.01.        (a)  Prior to the date hereof, the parties have caused Fidelity National Title Insurance Company (the “Title Company“) to issue to the Company pro forma ALTA title insurance policies for each of the Properties (together with any updates and endorsements thereto, collectively, the “Pro Forma Policies“).  The Pro Forma Policies are listed on Schedule 2.01(a), and the title insurance policies to be issued at the Closing by Title Company shall be in the forms of the Pro Forma Policies, in the aggregate amount of the Contribution Consideration and the Sale Price (allocated amongst the Properties as the Company shall require at the Closing) and shall contain the endorsements (including non-imputation), affirmative coverages and reinsurance and/or co-insurance as are attached to (or referenced in) the Pro Forma Policies (collectively, the “Title Policies“).  The Company’s obligation to close the transactions contemplated by this Agreement shall be conditioned on receipt by the Company, at Closing, of the Title Policies, insuring the Company’s title to the Properties subject only to (i) the exceptions contained in the Pro Forma Policies as of the date hereof (the “Permitted Exceptions“), (ii) the exceptions set forth on Schedule 2.01(a) annexed hereto, (iii) any other matters to which the Company is required to accept title to the Properties pursuant to the terms of this Agreement, and (iv) otherwise free and clear of all standard or general exceptions contained in the Pro Forma Policies which the Title Company is permitted by applicable law to remove or modify upon delivery of the Surveys and customary title affidavits from Owner.  The Company has obtained UCC, judgment, lien and bankruptcy searches on Owner and the Properties (as applicable) (together with any updates thereto, collectively, the “Searches“) prior to the date hereof and has reviewed and accepted the matters shown thereon as of the date hereof (other than UCC-1 financing statements that secure the repayment of mortgage indebtedness or other monetary indebtedness to be repaid by Owner prior to, or concurrently with, the Closing).

(b)           Prior to the date hereof, Owner has delivered to the Company and the Title Company updated surveys of each of the Properties (each, a “Survey“ and, collectively, the “Surveys“; the Surveys are described in the applicable Pro Forma Policies), which Surveys are certified to the Company and the Title Company.

(c)           With respect to the Properties commonly known as “London Marketplace” in Lexington, Kentucky and “University Plaza” in Canton, New York, the parties hereby acknowledge that a portion of the Property was not surveyed prior to the date hereof and, in the case of University Plaza, a portion of the Property is not covered by the Pro Forma Policy with respect to such Property.  Prior to the Closing, the parties shall cause (i) the Title Company to issue a Title Commitment with respect to the portion of University Plaza that is not covered by the Pro Forma Policy as of the date hereof and, subsequently, to revise and reissue the Pro Forma Policy with respect to such Property, and (ii) the applicable surveyors to revise the Surveys with respect to London Marketplace and University Plaza so as to include the portions of such Properties that are not covered by the Surveys as of the date hereof.  With respect to New Exceptions reflected on the Title Commitment described in (i) and/or the revised Surveys described in (ii), the Company shall have the right to deliver a Defect Notice to Owner pursuant to and in accordance with Section 2.01(d), and the provisions of Section 2.01(d) – Section 2.01(h) shall apply with respect thereto.

(d)           If, after the date hereof but prior to the Closing and subject to Section 2.01(e), (i) the Company receives written notification of any new title matters (including a survey matter or UCC, judgment or bankruptcy filing) that are (x) not Permitted Exceptions and (y) (in the case of a title or survey matter) raised by the Title Company as an additional exception in any Title Commitment or Pro Forma Policy (each such new title matter that satisfies (x) and (y) is hereinafter referred to as a “New Exception“), and (ii) the Company objects to such New Exception, the Company shall give written notification to NXL of such New Exception(s) (each, a “Defect Notice“ and each such New Exception in respect of which a Defect Notice is delivered, a “Defect“); provided, however, the Company shall not have the right to deliver a Defect Notice with respect to any matter listed on Schedule 2.01(a) attached hereto (and in no event shall any such matter be deemed to be a Defect).  A Defect Notice shall be delivered, if at all, within five (5) Business Days of the Company’s receipt of such written notification of the New Exception in question (or, prior to Closing, in the case of any New Exception with respect to which the Company receives written notification less than five (5) Business Days before Closing).  Within five (5) Business Days of its receipt of any Defect Notice from the Company (but in all events at or before the Closing), Owner shall notify the Company whether Owner elects to cure such Defect.  Subject to Section 2.01(g), if Owner does not timely elect to cure any Defect, the Company shall have the right (i) to drop the affected Property by delivering written notice thereof to Owner or (ii) if the Dropped Property Threshold has been exceeded (or would be exceeded if the Property in question were dropped), (A) to waive such Defect, and in the event of such waiver, (x) the Company will be deemed to have rescinded its Defect Notice with respect thereto, (y) such Defect shall be deemed approved by the Company and shall constitute a Permitted Exception hereunder, and (z) the Company shall be obligated to close without any deduction from the aggregate Contribution Consideration or Sale Price payable to Owner at the Closing, or (B) to terminate this Agreement by giving written notice of such termination to Owner, whereupon this Agreement shall terminate, and neither Owner nor the Company shall have any further liability to the other hereunder, except with respect to the Surviving Obligations.

(e)           With respect to Defect Notices relating to a New Exception first appearing in the applicable public records after the date hereof, Owner shall have the right, but not the obligation, to cure any such Defect within fifteen (15) days after its receipt of the Defects Notice, or in the case of any Defect which cannot with due diligence be cured within such 15-day period, such later date by which such Defect can reasonably be cured, provided that Owner commences to cure such Defect within such 15-day period and thereafter continues diligently and in good faith to cure the Defect; provided, however, that the Closing shall not be extended in order to permit the cure described above.  In the event that Owner elects not to cure any Defect described in the preceding sentence or is unable to effect such cure prior to the Closing, the Company shall have the remedies provided in Section 2.01(d) hereof.

(f)            Notwithstanding anything to the contrary contained in this Agreement, (1) Owner shall have no obligation to cure (i) any Defect created solely by any acts or omissions of the Company and/or its Agents, (ii) any New Exception raised in any Title Commitment or Pro Forma Policy after the date hereof that is not a Curable Defect and that was recorded in the applicable public record prior to the date hereof (a “Record Defect Not Subject to Cure“), (iii) Leases executed in accordance with the terms of Section 7 or (iv) any New Exception other than a Curable Defect, the cost of which to cure, exceeds (A) with respect to any one Property, the lesser of (i) $3,000,000 or (ii) 25% of the Contribution Consideration or Sale Price, as applicable, for the affected Property or (B) $10,000,000 in the aggregate, with respect to all of the Properties (as reduced by deductions and unrefunded escrowed amounts pursuant to Section 2.01(g), and the documented costs incurred by Owner in attempting to cure Defects, the “Title

Cap“) (unless the Company shall pay for all amounts in excess of such limitations to effect such cure), and (2) Owner’s failure to cure any such Defect or New Exception (as the case may be) shall not relieve the Company from its obligation to close under this Agreement.  If the cost to cure any item described in clause (iv) above exceeds $1,000,000, then at Owner’s election and subject to the Dropped Property Threshold, in lieu of curing such New Exception, Owner may drop the affected Property by delivering written notice thereof to the Company.

(g)           If, prior to the Closing, Owner has failed to cure (as determined in the commercially reasonable discretion of the Company) all Defects which it is obligated to cure pursuant to Section 2.01(c) or that Owner has elected to cure pursuant to Section 2.01(d) or Section 2.01(e), the Company shall nonetheless be obligated to proceed to close subject to any such Defects.  In such event, at Owner’s sole election, (i) the Company shall deduct from the Contribution Consideration or Sale Price, the cost to cure such Defect as mutually agreed to by the Company and Owner in their commercially reasonable discretion, or (ii) Owner shall place into escrow with the Title Company, pursuant to an escrow agreement in a form mutually agreed to by the parties, the cost to cure such Defect as mutually agreed to by the Company and Owner in their commercially reasonable discretion; provided, however, that in no event (other than with respect to a Curable Defect) shall the amount of such deduction or such escrow, together with all amounts paid by Owner to cure Defects (other than Curable Defects) exceed (x) the Contribution Consideration or the Sale Price allocated to such Property, with respect to any individual Property, or (y) the Title Cap, in the aggregate.  In no event shall an amount so deducted or escrowed reduce the amount available under the Cap; provided, however, that in the event that the subject Defect constitutes a breach of the representations and warranties contained in Section 5.01(j) or Section 5.01(p), the Company shall not be entitled to indemnification with respect thereto pursuant to Section 5.05(a), to the extent of amounts escrowed or paid in accordance with this Section 2.01(g).

(h)           Notwithstanding anything to the contrary contained in this Section 2.01, in the event that any Defect is a mortgage, lien, defect, fine in respect of a violation of law relating to a Property (which fine constitutes a lien thereon), encumbrance or other exception to title against such Property created by the action or inaction of Owner or its affiliates against or affecting a Property that can be removed or cured by payment of a readily ascertainable sum of money (collectively, the “Curable Defects“), Owner must either satisfy such Curable Defect(s) of record or, as an alternative to causing such Curable Defect(s) to be satisfied of record and provided that the Title Company agrees to omit such Curable Defect(s) from the Title Policies:  (i) bond or cause to be bonded such Curable Defect(s), (ii) deliver or cause to be delivered to the Title Company, on the date of the Closing, instruments in recordable form and sufficient to satisfy such Curable Defect(s) of record, together with the appropriate recording or filing costs, (iii) deposit or cause to be deposited with the Title Company sufficient monies, acceptable to and reasonably requested by the Title Company, to assure the obtaining and recording of a satisfaction of the Curable Defect(s) or (iv) provide the Title Company with undertakings and/or indemnities with respect to one or more Curable Defects that can be cured or removed by payment of not more than the $1,000,000 in the aggregate.  With respect to all Curable Defects, in no event shall Owner be required to expend an amount to cure the same greater than the portion of the Contribution Consideration or Sale Price allocated to the Property in question; provided that if the amount required to cure a Curable Defect is greater than the portion of the Contribution Consideration or Sale Price allocated to the Property in question, then at the Company’s election the Company may drop the affected Property, subject to the provisions of Section 5.06 and Section 8 hereof.  If the Monetary Lien that is required to be cured is a mechanic’s lien, materialman’s lien or similar lien which is the responsibility of a tenant of the Properties, from and after the Closing, (i) the Company shall enforce the terms of such tenant’s Lease (without any obligation, however, to terminate the applicable Lease) with respect to the payment of all amounts secured by such lien(s) (including any obligation to reimburse the landlord under the Lease for amounts expended by the landlord in respect of such liens) and (ii) the Company shall reimburse Owner for all costs incurred by Owner in curing such Defects to the extent that any funds are recovered from such tenant(s) in respect thereof (net of reasonable collection costs), which obligations of Company shall survive the Closing.

Section 3.                                          Contribution Consideration and Sales Consideration

3.01.        Contribution Consideration.

(a)           Exhibit B-1 annexed hereto sets forth the agreed upon contribution consideration for each of the Contributed Properties (with respect to each Property, as set forth on Exhibit B-1, and, collectively with respect to all of the Properties, the “Contribution Consideration“).  The Company, in reliance on the representations and warranties set forth herein, shall issue at the Closing membership interests in the Company (the “Shares“) to NXL in an amount to be determined on the basis of the aggregate amount of (i) the Contribution Consideration allocated to the Contributed Properties (up to the Required Contribution Amount) and (ii) the cash, if any, contributed to the Company by Owner as a capital contribution.

(b)           Owner and the Company hereby acknowledge and agree that the value of the non-real estate assets associated with the Properties to be contributed to the Company and/or the SPE Entities is de minimis and no part of the Contribution Consideration is allocable thereto.

3.02.        Determination and Allocation of Sales Consideration.

(a)           Exhibit B-2 annexed hereto sets forth (i) the agreed upon sale consideration for each of the Sale Properties (with respect to each Property, as set forth on Exhibit B-2, and, collectively with respect to all of the Properties, the “Sale Price“) and (ii) the allocation of such Sale Price among NXL and each of the Subsidiaries.

(b)           Owner and the Company hereby acknowledge and agree that the value of the non-real estate assets associated with the Properties to be sold to the Company, the SPE Entities and/or the REIT is de minimis and no part of the Sale Price is allocable thereto.

3.03.        The amounts set forth in Exhibit B-1 and Exhibit B-2 shall each be adjusted as of the respective Closing to reflect any adjustments made pursuant to Section 2.01(c), Section 8, Section 14 and any other adjustments to the Contribution Consideration or Sale Price with respect to any Property (plus or minus) made in accordance with any other term or provision of this Agreement.

3.04.        At the Closing, the Company, the SPE Entities and/or the REIT, as applicable shall (a) for the applicable Sale Properties, pay the Sale Price for such Properties (plus or minus adjustments and prorations pursuant to the terms of this Agreement (including, without limitation, Section 14)) to Owner or such other entity as directed by Owner to effectuate the transactions contemplated hereby, and (b) for the Contributed Properties, issue the applicable Shares to the Owner.  In addition, if the aggregate amount of the Contribution Consideration with respect to all of the Properties contributed to the Company by Owner at the Closing is less than the Required Contribution Amount (as defined below), at the Closing, (i) New Plan shall contribute to the Company cash in an amount equal to (x) 11.57% of the amount by which the aggregate Contribution Consideration and the aggregate Sale Price with respect to all of the Properties exceeds the amount of financing that is obtained by the Company with respect to such Properties (the “Required Contribution Amount“), minus (y) the Contribution Consideration in respect of Properties contributed to the Company by Owner (or such other amount as may be agreed to by the Company and Owner such that the difference of (x) and (y) will result in an aggregate membership interest in the Company of 5%), and (ii) the Company shall issue additional Shares to the Owner in respect of such additional capital contribution.

3.05.        All cash monies payable by the Company to Owner under this Agreement shall be made in United States dollars and shall be paid by Federal funds wire transfer of immediately available funds pursuant to this Agreement.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.

3.06.        The Company shall arrange all financing (in addition to the net proceeds of the Trust Offering) required in order to complete the transactions contemplated by this Agreement, the net proceeds of which additional financing, together with the Company’s other assets (including the net proceeds of the Trust Offering), will (i) be sufficient to pay to Owner at Closing all amounts to which Owner is entitled and (ii) actually be paid (or distributed by the Company) to Owner and/or the REIT (which shall, in turn, pay the same to Owner) to the extent necessary to pay Owner (x) the aggregate Sale Price for all of the Sale Properties and (y) the amount, if any, by which the aggregate Contribution Consideration of the Properties contributed to the Company exceeds the Required Contribution Amount.  The parties agree that the original principal amount of the additional financing obtained by the Company in connection with the Closing will be up to the approximate amount of $629,000,000 (subject to deferred funding in respect of the Lockout Properties).  The Company shall use the proceeds of such financing to pay a portion of the aggregate Sale Price to Owner.

Section 4.                                          The Closing

4.01.        Except as otherwise provided in this Agreement, the contribution and sale of the Contributed Properties and Sale Properties and the delivery of the Shares pursuant to the LLC Agreement and the Sale Price as contemplated herein shall be consummated at a closing (the “Closing“) that shall take place on the date (such date, the “Closing Date“) that is 48 hours after receipt by Galileo Shopping America Trust (the “A-LPT“) of the settlement proceeds from the institutional component of the the A-LPT’s non-renounceable 5 for 8 entitlement offer and public offer of new units in the A-LPT (the “Trust Offering“), or such other earlier date as may be agreed to by the parties hereto, as to which date time shall be of the essence, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, or such other location as the parties may agree upon; provided, however, that if the Closing has not occurred on or before September 30, 2005 (the “Closing Deadline“), as to which date time shall be of the essence, either NXL or the Company may elect, at its option, to terminate this Agreement by giving the other party written notice of the exercise of such election at any time after the Closing Deadline, whereupon this Agreement shall terminate, and neither Owner nor the Company shall have any further liability to the other hereunder, except with respect to the covenants and indemnities explicitly stated to survive such termination, including, but not limited to those contained in Section 1.03, Section 16 and Section 19 (the “Surviving Obligations“).

4.02.        Notwithstanding anything to the contrary contained in this Agreement, (a) if Owner is unable to prepay or defease the existing indebtedness on one or more of the Lockout Properties prior to the Closing and (b) provided that the Closing has occurred with respect to all of the other Properties, with respect to such Lockout Properties (and only with respect to such Lockout Properties), the sale of such Properties and the payment of the Sale Price as contemplated herein shall be consummated at a closing (the “September Closing“) that shall take place at 10:00 a.m. on September 8, 2005 (the “September Closing Date“), or such other earlier date as may be agreed to by the parties hereto, as to which date time shall be of the essence, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, or such other location as the parties may agree upon.  If the September Closing Date is different than the Closing Date, then for all purposes of this Agreement with respect to the Lockout Properties, the defined term “Closing” shall be deemed to mean the September Closing and the defined term “Closing Date” shall be deemed to mean the September Closing Date.  If the Closing with respect to all of the other Properties has not occurred on or before the September Closing Date, this Section 4.02 shall be of no further force or effect and the provisions of Section 4.01 shall govern with respect to all of the Properties (including the Lockout Properties).  As used in this Section 4.02, the “Lockout Properties“ means the Properties commonly known as Tuckernuck Square in Richmond, Virginia, Northside Plaza in Dalton, Georgia and Merchant’s Central in Winchester, Tennessee.

Section 5.                                          Representations and Warranties

5.01.        NXL hereby represents and warrants as to all of the Properties and all of the Subsidiaries included in the definition of “Owner” (and each of such Subsidiaries represents and warrants as to itself and as to the Property(ies) that it sells, contributes or otherwise transfers to the Company and/or the SPE Entities (or the REIT, as applicable) (but each Subsidiary represents and warrants only as to itself and its Properties, and not as to any other Owner or any other Property)) as follows:

(a)           (i) NXL (x) is a corporation organized, existing and in good standing under the laws of the State of Maryland, (y) is qualified and in good standing in each of the states in which each of the Properties owned by it are located (to the extent required by law), except where the failure to do so would not have a material adverse effect on the ability of NXL to fulfill its responsibilities under this Agreement, and (z) has the requisite power and authority (I) to enter into this Agreement and all documents contemplated hereunder to be entered into by NXL, and (II) to perform the terms and obligations of NXL under this Agreement and all such other documents.

(ii) Each of the Subsidiaries (x) is a corporation, limited partnership or limited liability company formed, existing and in good standing under the laws of the state of its formation, (y) is qualified and in good standing in each of the states in which each of the Properties owned by it are located (to the extent required by law), except where the failure to do so would not have a material adverse effect on the ability of such Subsidiary to fulfill its responsibilities under this Agreement and (z) has the requisite power and authority (I) to enter into this Agreement and all documents contemplated hereunder to be entered into by such Subsidiary, and (II) to perform the terms and obligations of such Subsidiary under this Agreement and all such other documents.

(b)           Subject to obtaining the Required Owner Consents, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of (i) NXL have been duly authorized by all necessary corporate action and (ii) each of the Subsidiaries have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, and no other proceedings or consents on the part of Owner are necessary in order to permit it to consummate the transactions contemplated hereby.

(c)           This Agreement has been duly executed by Owner and all of Owner’s obligations hereunder are the legal, valid and binding obligations of Owner, enforceable in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless whether considered in a proceeding in equity or at law.

(d)           Subject to obtaining the Required Owner Consents, Owner’s performance of its duties under this Agreement will not conflict with, result in a breach of or be a default under, or be adversely affected by, any existing agreements, instruments, judgments, permits, orders, rules, regulations or decrees to which Owner is a party or by which it or its assets are bound.

(e)           Owner is not the subject of any bankruptcy, reorganization, insolvency or similar proceedings on the date hereof.  To Owner’s knowledge, there are no such proceedings threatened against Owner, nor are any such proceedings contemplated by Owner.

(f)            Annexed hereto, collectively, as Schedule 5.01(f)-1 is a true, correct and complete copy of the rent rolls for the Properties (the “Rent Rolls“) identifying and listing in detail, as of the date thereof, by tenant and vacant area, as applicable, tenants, square footage, monthly fixed rent, percentage rent, monthly estimates for common area maintenance contributions, security deposits,  rent commencement and expiration dates, and renewal and extension options.  To Owner’s knowledge, the information concerning written leases or occupancy agreements for the Properties (which together with all existing amendments and modifications thereof are collectively referred to as “Leases“) set forth on Schedule 5.01(f)-1 is accurate in all material respects as of the date hereof.  Except as set forth on Schedule 5.01(f)-2, Owner has not given, nor to Owner’s knowledge has Owner received, any written notice of a material default (which remains outstanding) under any of the Leases (the foregoing does not apply to notices delivered to tenants in respect of delinquencies in the payment of monthly rent that are identified on Schedule 5.01(f)-2 annexed hereto).  The parties hereto acknowledge that such Rent Rolls may not list (and, to the extent that such Rent Rolls do not list, Owner makes no representation or warranty with respect to) (i) subleases, concessions, or license agreements which may have been entered into by tenants or subtenants (unless such subleases, concessions, or license agreements were known to Owner), (ii) license or concession agreements that have terms not in excess of sixty (60) days or are terminable by the landlord without penalty, or (iii) kiosks or pushcarts occupied under agreements that are terminable by the landlord without penalty upon not more than one month’s notice.  Annexed hereto, collectively, as Schedule 5.01(f)-2 is a true, correct and complete list of all tenant arrearages for all of the Properties (in each case, as of the date set forth on such schedule for the Property in question (and not on a lease-by-lease basis)).

(g)           Annexed hereto as Schedule 5.01(g) is a true, correct and complete list of the Leases, all amendments thereto and all other material agreements currently in effect between Owner and the Major Tenants with respect to the Properties (collectively, the “Major Tenant Documents“), and true, correct and complete copies of each Major Tenant Document (including, without limitation, all of the New Major Tenant Documents) have been delivered or made available to the Company.  To Owner’s knowledge, each Major Tenant Document is in full force and effect.  Except as set forth on Schedule 5.01(g), to Owner’s knowledge, Owner has not received any written notice that Owner is in breach or default under any Major Tenant Document, which breach or default remains uncured on the date hereof.  (i) Other than the New Major Tenant Documents, since March 15, 2005, (x) there have been no Leases or amendments to Leases with Major Tenants and (y) Owner has not entered into any other material agreements with any Major Tenants with respect to the Properties, and (ii) except as set forth on Schedule 5.01(g), Owner has not sent any written notice to any of its respective Major Tenants within the twelve (12) month period preceding the date hereof asserting that such Major Tenant is in breach or default under any Major Tenant Document to which it is a party, which breach or default remains uncured on the date hereof.  As used in this Agreement, (i) “Major Tenant“ means (x) the tenant under any Lease that demises 30,000 square feet or more of GLA at any Property (but only for purposes of the clause (i) of the immediately preceding sentence) and (y) the tenants identified on Schedule 5.01(g) annexed hereto (for all other purposes of this Agreement) and (ii) “New Major Tenant Documents“ has the meaning ascribed thereto in Schedule 5.01(g).

(h)           Schedule 5.01(h) annexed hereto is a true, correct and complete list of all ground leases under which Owner is the ground lessee, including all existing amendments and modifications thereto (collectively, “Ground Leases“) affecting the Properties.  To Owner’s knowledge, all Ground Leases affecting the Properties are in full force and effect.  Owner has not given, nor has Owner received, any written notice of a default (which remains outstanding) under any Ground Lease.

(i)            Annexed hereto as Schedule 5.01(i) is a true, correct and complete list of all reciprocal easement agreements currently in effect and related to the Properties (the “Reciprocal Easement Agreements“), and true, correct and complete copies of each of the Reciprocal Easement Agreements have been delivered or made available to the Company.  To Owner’s knowledge, each of the Reciprocal Easement Agreements are in full force and effect.  Except as set forth on Schedule 5.01(i), Owner has not received any written notice that Owner is in breach or default under any of the Reciprocal Easement Agreements, which breach or default remains uncured on the date hereof.

(j)            Other than the Permitted Exceptions, there are no agreements that materially and adversely restrict the use of any of the Properties as a retail shopping center.

(k)           A true, correct and complete list of all outstanding written agreements for the payment of leasing commissions by the party holding the interest of landlord with respect to the Properties under which such landlord is required to pay any leasing commissions, brokerage fees or any other fee or charge that is due and payable on or after the Closing is set forth on Schedule 5.01(k)-1 annexed hereto (such agreements are collectively referred to as the “Brokerage Agreements“).  Schedule 5.01(k)-1 also contains a true, correct and complete list of all leasing commissions that may first become due under the Leases on or after the Closing Date.  With respect to the Properties, Schedule 5.01(k)-2 annexed hereto sets forth a true, correct and complete list of all (i) leasing commissions with respect to the current unexpired term thereof which have been earned and are payable under the Brokerage Agreements prior to the date of this Agreement which have not been paid and (ii) any leasing commissions already earned under the Brokerage Agreements and which are payable in one or more installments after the date of this Agreement and with respect to which not all installments have been paid.  To Owner’s knowledge, Owner is not in default under, or in breach of, any Brokerage Agreements, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any of the Brokerage Agreements.

(l)            Schedule 5.01(l) annexed hereto contains a true, correct and complete list of all Material Service Contracts.  For purposes hereof, “Material Service Contracts“ shall mean all contracts (except for Leases, Ground Leases, Brokerage Agreements, and Management Contracts), relating to the management, leasing, operation, maintenance or repair of the Properties or that would otherwise affect the use, operation or enjoyment of the Properties (collectively, “Service Contracts“) that are either (i) not terminable upon one month’s notice or less without payment or penalty; or (ii) for which the services thereunder cost in excess of $25,000 per annum with respect to any individual Property.  To Owner’s knowledge, all of the Material Service Contracts are in full force and effect and there are no material defaults thereunder.  All Service Contracts (other than those executed in contravention of the terms hereof) shall be assigned to, and assumed by, the Company or the SPE Entities, as applicable, at the Closing.

(m)          Schedule 5.01(m) annexed hereto is a true, correct and complete list of all of the management contracts relating to each of the Properties (the “Management Contracts“).  The Management Contracts comprise all of the management agreements between Owner and any other person or entity, and other than the parties to the Management Contracts there is no other person or entity engaged in a similar capacity with respect to the Properties.  All Management Contracts may, by the express terms thereof, be terminated without penalty or other payment by Owner (or its successors or assigns) upon no more than 31 days’ notice.

(n)           Except as set forth on Schedule 5.01(n) annexed hereto, (i) there are no outstanding tenant improvement obligations (excluding maintenance or repair obligations that are ordinary operating expenses) or tenant improvement allowances or other credits, concessions or allowances due to any tenant under the Leases with respect to the current unexpired term thereof, and

(ii) as of the date of this Agreement, none of the Major Tenants has vacated or abandoned its space and Owner has not received written notice from any Major Tenant of its intent to vacate or abandon its space.

(o)           Except as set forth on Schedule 5.01(o) annexed hereto, (i) there are currently no capital improvement projects commenced by Owner or, to Owner’s knowledge, any tenant under any of the Leases, costing more than $50,000 in the aggregate at any of the Properties other than maintenance required in the ordinary course of business, (ii) as of the date of this Agreement, no material structural portion of any of the Properties has been damaged or destroyed by fire or other casualty that remains unrepaired, (iii) to Owner’s knowledge, there are no pending or threatened condemnation proceedings or any proceeding to re-zone all or any material portion of any of the Properties or any material means of ingress and egress to any of the Properties, and (iv) no tenant nor any other party has any options, rights of first refusal or rights of first offer to purchase all or any portion of any of the Properties.

(p)           Other than Permitted Exceptions, the Leases, the Ground Leases, the Brokerage Agreements and the Service Contracts, there are no other agreements, written or oral, in force or effect, to which Owner is a party for which the Company will be bound or to which any of the Properties are subject.

(q)           As of the date hereof, Owner maintains environmental insurance policies that provide coverage with respect to all of the Properties, a list of which policies is set forth on Schedule 5.01(q) (the “Existing Environmental Policies“).  Except as disclosed in the reports listed on Schedule 5.01(q) annexed hereto (copies of which have been delivered to or made available to the Company) and/or any other environmental report or update thereto obtained by the Company from a third party engineer or consultant prior to the Closing Date (the “Environmental Reports“), or as otherwise noted on Schedule 5.01(q), to Owner’s knowledge, (i) there are no underground storage tanks situated at any of the Properties and any such tanks removed or closed by Owner at any of the Properties has been done in compliance with any environmental laws and regulations, (ii) there have been no releases, emissions, discharges or disposals of any reportable quantities of hazardous materials, hazardous substances, contaminants or pollutants at or from any of the Properties in violation of any U.S. Federal or state environmental laws or regulations applicable to the Properties that have not been remediated in compliance with applicable laws, (iii) Owner has not received any written notification (which remains outstanding from any Governmental Authority having jurisdiction over the Properties) (A) stating that any hazardous materials, hazardous substances, contaminants or pollutants have been stored, generated, disposed of, released or transported at, on or from the Properties in violation of any environmental laws or regulations applicable to the Properties, and there is no claim pending against Owner with respect to any such violation applicable to the Properties, or (B) with respect to any corrective or remedial action or cleanup currently on-going or awaiting final governmental approval or no further action letters of any of the Properties or portions thereof, and (iv) the Properties have not been used for the production or generation of hazardous materials, hazardous substances, contaminants or pollutants, in a manner reasonably likely to result in liability under environmental laws and regulations applicable to the Properties, and there is no friable, damaged asbestos at any of the Properties.

(r)            Schedule 5.01(r) annexed hereto is a true, correct and complete list of all insurance policies presently in effect with respect to the Properties, together with minimum coverages and amounts obtained and maintained by Owner and the premiums for all such insurance policies have been paid in full through the date hereof.  Owner has received no written notice from any insurance carrier and has no knowledge of any defects or inadequacies in any of the Properties that, if not corrected, would result in a termination of insurance coverage or increase in the present cost thereof.  To Owner’s knowledge, all insurance policies listed on Schedule 5.01(r) are in full force and effect and, except as set forth on Schedule 5.01(r), either the policies or proceeds thereunder are fully transferable to the Company.

(s)           Owner does not have any employees located at the Properties or employees located elsewhere whose duties are primarily with respect to the Properties and there are no (i) pension plan liabilities, funded or unfunded, (ii) employee benefit plan(s), programs, agreements, or arrangements of any kind (an “Employee Plan“), or (iii) collective bargaining agreements or other agreement or understanding with any labor union, in each case, relating to any of the Properties.  Owner is not involved in any labor or union controversy of any kind related to the Properties or that would be binding upon the Company upon the Closing.  On and after the Closing, the Company shall not be obligated to employ or continue to employ any employees and the Company shall not assume and will not have any liabilities or obligations of any kind with respect to any employees or any Employee Plan, or any other collective bargaining agreement, employee benefit plan or arrangement maintained by Owner.  The individuals currently employed on-site at the Properties on behalf of Owner are employees of New Plan Excel Realty Trust, Inc. or one of its Affiliates.  After the Closing, such individuals shall be employed by ERT Australian Management, L.P.

(t)            Owner is not a “foreign person” as defined in Section 1445 of the Code.

(u)           Except as set forth on Schedule 5.01(u) annexed hereto, there is no litigation, action, claim, suit, investigation, arbitration or other adversarial contest or proceeding pending or, to Owner’s knowledge, threatened, against (i) Owner (or any Entity Owner) with respect to any of the Properties or relating to any of the Ground Leases or the Leases or (ii) any Entity Owner in which the ownership interests are transferred to the Company (or an SPE Entity) in lieu of a transfer of the Property owned by such Entity Owner (other than, in the case of (i) and (ii), claims for personal injury, bodily injury or property damage which are reasonably believed by Owner to be covered by Owner’s existing insurance policies).

(v)           With respect to the Properties, to Owner’s knowledge, Owner is not in violation of any material law, regulation, order or decree (including zoning laws) of any Governmental Authority, court order, decision, ruling, order or award of any arbitration.  To Owner’s knowledge, except as set forth on Schedule 5.01(q) or Schedule 5.01(v) annexed hereto, with respect to the Properties, Owner has not received any notice of violation or claimed violation of any such law, regulation or decree, or pending regulatory proceeding, action or investigation with respect thereto, or any threat by any Governmental Authority to take regulatory action against Owner or any of the Properties by reason of any such violation or claimed violation.  Except as set forth on Schedule 5.01(v), with respect to the Properties, to Owner’s knowledge, Owner has all material permits, licenses, certificates of occupancy and other approvals required of Owner to continue the existing operation of the Properties.  “Governmental Authority“ shall mean any federal, state or local government (whether domestic or foreign) or any agency, bureau, authority, body, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(w)          To Owner’s knowledge, except as set forth on Schedule 5.01(q), Schedule 5.01(v) or Schedule 5.01(w) annexed hereto, with respect to the Properties, Owner has not received any written or, other actual notice within the past twelve (12) months from any Governmental Authority having jurisdiction over Owner of any violation of any employment or other regulatory law, order, regulation or requirement relating to the management of the Properties that remains uncured.

(x)            Except as set forth in Schedule 5.01(x) annexed hereto, to Owner’s knowledge, Owner is not infringing upon any intellectual property rights of any other person or entity and no other person or entity is infringing on any of Owner’s rights in respect of the intellectual property owned and used by Owner, if any, with respect to the ownership, operation, management and maintenance of the Properties.

(y)           True, correct and complete financial statements for Owner and the Properties as of and for the year ended December 31, 2004, and as of and for the three-month period ended March 31, 2005, were previously made available to the Company or its Agents, and to Owner’s knowledge, such financial statements were prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects and in accordance with applicable accounting principles the financial position and results of operations of Owner at or as of the date or period specified therein.  Since March 31, 2005, Owner has conducted its business in the ordinary course consistent in all material respects with past practice.

(z)            Except as set forth in Schedule 5.01(z) annexed hereto, there is not now pending, and Owner agrees that it will not, without the prior written consent of the Company (if such consent would be required under the terms of the Services Agreement), not to be unreasonably withheld, conditioned or delayed, institute prior to the Closing Date, any proceeding or application for a reduction in the real estate tax assessment of the Property or any other relief for any tax year unless such taxes are being contested in good faith and either the taxes being so contested have been paid in full if so required by the applicable taxing authority or adequate reserves for the payment of such taxes have been established by Owner which in such instance shall not require the Company’s consent.  If Owner receives any payment of a rebate of taxes in its favor, Owner will remit to any tenant of the Properties all or any portion of such rebated sums which is owed to such tenant.  Except as set forth in Schedule 5.01(z), there are no outstanding agreements with attorneys or consultants with respect to the tax bills that will bind the Company and/or any SPE Entity (or the REIT) or the Properties after the Closing.

(aa)         Upon the execution and delivery of the LLC Agreement by the Company and the Owner and the issuance of the Shares to Owner, Owner shall become subject to, and shall be bound by, the terms and provisions of the LLC Agreement, including the terms of the power of attorney contained in Article X thereof, as the LLC Agreement may be amended from time to time in accordance with its terms.

(bb)         Owner understands the risks of, and other considerations relating to, the purchase of the Shares.  Owner, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Shares, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment.

(cc)         Owner understands that an investment in the Company involves substantial risks.  Owner has been given the opportunity to make a thorough investigation of the proposed activities of the Company and has been furnished with materials relating to the Company and its proposed activities.  Owner has been afforded the opportunity to obtain any additional information deemed necessary by Owner to verify the accuracy of any representations made or information conveyed to Owner.  Owner confirms that all documents, records, and books pertaining to its investment in the Company and requested by Owner have been made available or delivered to such Owner.  Owner has had an opportunity to ask questions of and receive answers from the Company, or from a person or persons acting on the Company’s behalf, concerning the terms and conditions of this investment.

(dd)         The Shares to be issued to Owner will be acquired by Owner for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to Owner’s right (subject to the terms of the Shares) at all times to sell or otherwise dispose of all or any part of its Shares under an exemption from such registration available under the Securities Act of 1933, as amended (the “Securities Act“), and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all times within its control.  Owner was not formed for the specific purpose of acquiring an interest in the Company.

(ee)         Owner acknowledges that, except as expressly set forth in this Agreement or in the LLC Agreement, (i) the Shares to be issued to Owner have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Shares are represented by certificates, such certificates will bear a legend to such effect, (ii) the Company’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Owner contained herein, (iii) such Shares, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Shares, and (v) the Company has no obligation or intention to register such Shares for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.  Owner hereby acknowledges that because of the restrictions on transfer or assignment of such Shares to be issued hereunder which will be set forth in the LLC Agreement and/or in a registration rights agreement, such Owner may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Shares acquired hereby for an indefinite period of time.

(ff)           Each Entity Owner has prepared and timely filed all tax returns required to be filed on or before the date hereof with respect to the Properties, which tax returns are true, correct and complete in all material respects.  Each Entity Owner has paid or made provision for the payment of all taxes with respect to the ownership and operation of the Properties that are due or claimed to be due from it on or before the date hereof by any governmental taxing authority.  No federal, state, local or foreign taxing authority has given written notice to any Entity Owner of any tax deficiency, lien, interest or penalty or other assessment against any Entity Owner which has not been paid and no audit or written inquiry has been commenced or, to the best of Owner’s knowledge, threatened by any federal, state, local or foreign tax authority relating any Entity Owner that may be expected to result in a tax deficiency, lien, interest or other assessment against the assets of such Entity Owner.  Owner shall pay any and all taxes imposed on the Company based on Owner’s failure to comply with any bulk sales law.

(gg)         Schedule 7.08 is a true, correct and complete list of all Required Owner Consents.

(hh)         The Review Materials delivered to, or made available for inspection by, the Company are true, correct and complete copies.

5.02.        The Company represents and warrants to Owner as follows:

(a)           The Company is a limited liability company, organized, existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to enter into and perform the terms of this Agreement, including to issue the Shares to Owner to the extent called for in accordance with the terms of this Agreement.

(b)           The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of the Company have been duly authorized by all necessary limited liability company action and no other proceedings on the part of the Company are necessary in order to permit it to consummate the transactions contemplated hereby.

(c)           This Agreement has been duly executed by the Company and all of the Company’s obligations hereunder are the legal, valid and binding obligations of the Company, enforceable in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless whether considered in a proceeding in equity or at law.

(d)           Except as set forth on Schedule 10.02 annexed hereto, the Company’s performance of its duties under this Agreement will not conflict with, result in a breach of or be a default under, or be adversely affected by, any existing agreements, instruments, judgments, permits, orders, rules, regulations or decrees to which the Company is a party or by which it or its assets are bound.

(e)           The Company is not the subject of any bankruptcy, reorganization, insolvency or similar proceedings.

(f)            The Shares to be issued in connection with the transactions contemplated herein will be duly authorized and validly issued in accordance with the terms of the LLC Agreement and, assuming the accuracy of Owner’s representations and warranties, in compliance with federal and applicable state securities laws, and will be, in connection with the transactions contemplated herein, fully paid and non-assessable with no preemptive rights, and the Shares to be issued in connection with the transactions contemplated herein will be issued upon the terms provided in the LLC Agreement, as the same is to be amended as permitted or required hereunder.  Except as created by this Agreement, as of the date hereof, there are no outstanding subscriptions, options, warrants, preemptive or other rights or other arrangements or commitments obligating the Company to issue any Shares.  At the Closing, upon receipt by Owner of the Contribution Consideration and the cash, if any, required to be contributed by Owner pursuant to Section 3.04 in exchange for Shares, the Company will issue the Shares to be issued hereunder free and clear of all liens other than those suffered or permitted or granted by Owner and, as of the Closing, such Owner will be admitted as a member of the Company.  The issuance of the Shares to Owner at the Closing will not require any approval or consent of any person except any such approval as shall have been obtained on or prior to the Closing Date.

5.03.        The REIT represents and warrants to Owner as follows:

(a)           The REIT is a corporation, organized, existing and in good standing under the laws of the State of Maryland and has the requisite power and authority to enter into and perform the terms of this Agreement.

(b)           The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of the REIT have been duly authorized by all necessary limited liability company action and no other proceedings on the part of the REIT are necessary in order to permit it to consummate the transactions contemplated hereby.

(c)           This Agreement has been duly executed by the REIT and all of the REIT’s obligations hereunder are the legal, valid and binding obligations of the REIT, enforceable in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless whether considered in a proceeding in equity or at law.

(d)           The REIT’s performance of its duties under this Agreement will not conflict with, result in a breach of or be a default under, or be adversely affected by, any existing agreements, instruments, judgments, permits, orders, rules, regulations or decrees to which the REIT is a party or by which it or its assets are bound.

(e)           The REIT is not the subject of any bankruptcy, reorganization, insolvency or similar proceedings.

(f)            Subject to obtaining the Required Company Consents, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of (i) the Company have been duly authorized by all necessary limited liability company action, (ii) the REIT have been duly authorized by all necessary corporate action, (iii) the Advisor have been duly authorized by all necessary limited liability company action and (iv) the A-LPT have been duly authorized by all necessary action, as applicable, and no other proceedings or consents are necessary in order to permit such Person to consummate the transactions contemplated hereby.  Neither the consent nor the approval of the unitholders of the A-LPT is required in connection with (x) the execution and delivery of this Agreement by the Company and the REIT or (y) the consummation of the transactions contemplated hereby by the Company, the REIT, the Advisor and/or the A-LPT.

(g)           True, correct and complete financial statements for the Company as of and for the year ended December 31, 2004, and as of and for the three-month period ended March 31, 2005 (collectively, the “Company Financial Statements“), were previously made available to Owner, and such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.  Since March 31, 2005, the Company has conducted its business in the ordinary course consistent in all material respects with past practice.  Since March 31, 2005, except as disclosed in the Galileo Filings prior to the date hereof and except for the Contribution and Sale Agreement and the Redemption Agreement and the transactions related thereto (the “Current Transactions“), there has been no (i) material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or in their assets, liabilities, properties, or business or prospects, (ii) issuance of equity interests by the Company in connection with the A-LPT’s distribution reinvestment plan, (iii) material loss, destruction or damage to any property of the Company or any subsidiary, whether or not insured, (iv) acceleration or prepayment of any indebtedness for borrowed money of the Company or the refunding of any such indebtedness, or (v) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any subsidiary otherwise than for fair value in the ordinary course of business.

(h)           The Company has previously made available to Owner true and complete copies of all reports filed by the A-LPT with the ASX since its date of formation (collectively, the “Galileo Filings“).  As of their respective dates, the Galileo Filings complied in all material respects with the requirements of Australian securities laws applicable to such Galileo Filings.

(i)            Except as disclosed in the Galileo Filings prior to the date hereof or in the Company Financial Statements and except as may arise from the Current Transactions or as may be set forth on Schedule 5.03(i), neither the Company nor any of its subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, or any state of facts existing at or prior to the Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to the Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except current liabilities incurred, and obligations under agreements entered into, in the usual and ordinary course of business, none of which (individually or in the aggregate) is reasonably likely to have a material adverse effect on the Company, the REIT and/or the A-LPT.

(j)            Except where a violation would not have a material adverse effect, neither the Company nor any of its subsidiaries is aware of any violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such laws, ordinances, governmental rules or regulations.  The Company and its subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained is reasonably likely to have a material adverse effect on the Company, the REIT and/or the A-LPT.

(k)           Except as disclosed in the Galileo Filings prior to the date hereof or for routine litigation related to the Company’s properties or operations, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding, whether federal, state, local or foreign (collectively “Legal Proceedings“), pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any subsidiary or any of their respective properties, assets or businesses which would be reasonably likely to have a material adverse effect, nor is there any Legal Proceeding pending or, to the knowledge of the Company, threatened, relating to this Agreement or the transactions contemplated hereby.

(l)            Except as disclosed in the Galileo Filings prior to the date hereof, there are no material arrangements, agreements or contracts entered into by the Company, the REIT, the A-LPT and/or any of their respective subsidiaries, on the one hand, and any person or entity that is an officer, director or affiliate of the Company, the REIT, the A-LPT or any of their respective subsidiaries, any relative of the foregoing or an entity of which any of the foregoing is an affiliate, on the other hand.  True, correct and complete copies of all such documents have been delivered to Owner.

(m)          Except as contemplated by this Agreement, there are no Shares or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor are there any rights, options or warrants outstanding or other agreements to acquire Shares nor, except as contemplated hereby, is the Company contractually obligated to purchase, redeem or otherwise acquire any of its outstanding Shares.

(n)           The real properties identified on Schedule 5.03(n) are all of the real properties owned or leased by the Company and its subsidiaries.

(o)           The REIT (i) has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code, commencing with the first taxable year of its operations, and has satisfied all requirements to qualify as a real estate investment trust for such year and each year thereafter, and (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a real estate investment trust for the taxable year ending December 31, 2005, and thereafter until the Closing.

5.04.        (a)           The representations and warranties in this Agreement by Owner are made as of the date hereof, and shall be remade by Owner as of the Closing Date with the same force and effect as if in fact specifically remade at that time.  If facts or circumstances arising after the date hereof render Owner unable to remake a representation or warranty in any material respect as of the Closing, and Owner specifically so advises the Company, in writing and prior to the Closing (including, without limitation, by amendment of the schedules hereto), of the particular circumstances rendering any representation or warranty untrue in any material respect, or if the same is disclosed in writing in an update to any Title Commitment, Pro Forma Policy, Search or third party report commissioned by the Company in connection with its review of the Properties, the failure to remake such representation and warranty shall not constitute a default hereunder by Owner, except (in each case) in the event or to the extent that the untruth of such representation or warranty is the result of any act or omission of Owner and/or its Agents in breach or violation of the terms of this Agreement; notwithstanding the foregoing, the satisfaction or waiver of Section 11.01(b) concerning Owner’s representations and warranties shall continue to be a condition precedent to the Company’s obligation hereunder at the Closing.

(b)           The representations and warranties contained in Sections 5.01(a), (b), (c) and (d) shall survive the Closing, and the representations and warranties in Section 5.01(ff) shall survive the Closing for a period equal to the applicable statute of limitations plus three months.  Except as provided in the immediately preceding sentence and in the next sentence, all other representations and warranties made in this Agreement by Owner shall survive the Closing for twelve months (the “Rep Survival Period“) and shall not merge into any instrument of conveyance delivered at the Closing.  “Owner’s knowledge“ shall be defined for purposes of this Agreement as the current actual (not constructive, imputed or implied) knowledge, after due inquiry, of Glenn Rufrano, John Roche, Steven F. Siegel, Michael Carroll and Leonard Brumberg without having made a review of files or other independent inquiry other than making inquiry of NXL’s regional asset managers.  Anything herein to the contrary notwithstanding, no such person so designated shall have any personal liability or obligation whatsoever with respect to any of the representations or warranties made by such person herein being or becoming untrue, inaccurate or incomplete in any respect.  The provisions of this Section 5.04(b) shall survive the Closing.

(c)           The representations and warranties in this Agreement by the Company and the REIT are made as of the date hereof and as of the Closing.  The representations and warranties in Sections 5.02(a), (b), (c) and (d) and Sections 5.03(a), (b), (c) and (d) shall survive the Closing.  All other representations and warranties of the Company and the REIT, if any, shall survive the Closing for the Rep Survival Period and shall not merge into any instrument of conveyance delivered at the Closing.  The provisions of this Section 5.04(c) shall survive the Closing.

(d)           For purposes of the Agreement, the Company shall be deemed to know that a representation or warranty is untrue, incorrect or inaccurate if and to the extent that the Company obtains knowledge or notice of the particular circumstances rendering any representation or warranty untrue, incorrect or inaccurate or if any of the following contain information that qualifies or conflicts with Owner’s assertions in such representation or warranty: (I) this Agreement, (II) any Exhibit or Schedule attached hereto, (III) any estoppel certificate delivered to Company, (IV) any matter disclosed in any of the Due Diligence Materials or any other documents or materials provided by or on behalf of Owner or its affiliates to the Company prior to Closing, (V) any update to any Title Commitment, Pro Forma Policy, Search or third party report commissioned by the Company in connection with its review of the Properties or (VI) any other study, test, report or analysis delivered to or prepared by or for Company or any of its Agents or otherwise obtained by the Company or any of its Agents.  In addition, the representations and warranties made by Owner as of the date of this Agreement pursuant to Section 5.01 shall be deemed to be modified to reflect all such information on the compact disks described on Schedule 1.03 (or otherwise actually known by the Company) as of the date hereof.  (As used herein, “the Company’s actual knowledge” (and words of like effect) means the current actual (not constructive, imputed or implied) knowledge of Neil Werrett, Georgina Lynch, Brett Bradley or Susan MacDonald, without any duty of independent inquiry.)  As used in this Agreement, “Due Diligence Materials“ means (i) Review Materials, (ii) Environmental Reports, (iii) all other documents and materials (including, without limitation, Leases, Ground Leases, REAs, and Service Contracts) provided by or on behalf of Owner and each Subsidiary or otherwise made available to the Company (x) on the compact disks identified on Schedule 1.03, copies of which were delivered to the Company on the dates set forth in such Schedule, (y) the materials listed on Schedule 1.03 made available to the Company (or its representatives) at the corporate and regional offices of NXL, and (z) pursuant to this Agreement, in each case together with any copies or reproductions or materials, or any summaries, abstracts, compilations or other analysis made by the Company based on the information in such documents or materials.  The parties hereto acknowledge that the Company has not received copies of the instruments and agreements set forth on Schedule 5.04(d) annexed hereto.

(e)           The representations and warranties made by the Company and the REIT as of the date of this Agreement pursuant to Section 5.02 and Section 5.03, respectively, shall be deemed to be modified to reflect all information actually known by Owner as of the date hereof.

5.05.        (a)  Notwithstanding anything to the contrary in this Agreement, but subject to the immediately succeeding sentence and to the Cap, Owner agrees to and does hereby indemnify, defend and hold harmless the Company, the SPE Entities and the REIT, their respective constituents and Agents, and their successors and assigns, from and against any and all liabilities, claims, demands, suits, administrative proceedings, causes of action, costs, damages, personal injuries and property damages, losses and expenses (including, without limitation, reasonable attorneys’ or other consultants’ fees and disbursements, but excluding consequential and other indirect damages), both known and unknown, present and future, at law or in equity (collectively, “Losses“) arising out of, by virtue of, or related in any way, to a breach or inaccuracy of any representation, warranty or covenant of Owner contained in Section 5.01 or Section 16.01.  No claim for a breach or inaccuracy of any representation, warranty or covenant of Owner contained in Section 5.01 shall be actionable or payable (x) unless the valid claims for all such breaches and inaccuracies collectively aggregate more than Two Hundred Thousand and 00/100 Dollars ($200,000) (the “Basket“) with respect to all Properties, in which event the amount of all claims in excess of such $200,000 threshold shall be actionable, and (y) unless written notice containing a description of the specific nature of such breach or inaccuracy shall have been given by the Company to Owner prior to the expiration of Rep Survival Period.  The Company agrees to first seek recovery under any insurance policies, Service Contracts and Leases prior to seeking recovery from Owner, and Owner contained in Section 5.01 shall not be liable under this Agreement to the extent the Company’s claim is satisfied from such insurance policies, Service Contracts, or Leases.  In no event shall Owner’s aggregate liability under this Agreement for breach or inaccuracy of any representation or warranty or covenant of Owner in this Agreement or as remade as of the Closing Date pursuant to Section 5.04, or in any other way related to this Agreement, exceed the amount of the Cap.  As used in this Section 5.05, the term “Cap“ shall mean the total aggregate amount of Three Million and 00/100 Dollars ($3,000,000.00).  Notwithstanding anything to the contrary contained herein, no claim for a breach or inaccuracy of any representation or warranty or covenant of Owner shall be actionable or payable if the breach or inaccuracy in question results from or is based on (1) a condition, state of facts or other matter expressly disclosed in the Pro Forma Policies (or the title insurance commitments, preliminary title reports or other similar certifications, agreements or reports pursuant to which any Pro Forma Policy was issued (each, a “Title Commitment“ and, collectively, the “Title Commitments“)), Surveys, Leases, Searches, Environmental Reports or any other Review Materials as of the date of this Agreement, (2) a Record

Defect Not Subject to Cure, or (3) if the inaccuracy of, or failure to make, such representation or warranty as of the Closing does not constitute a breach, default or violation pursuant to the second sentence of Section 5.04(a).

(b)           Notwithstanding anything to the contrary in this Agreement, but subject to the immediately succeeding sentence and to the last sentence of this Section 5.05(b), the REIT agrees to and does hereby indemnify, defend and hold harmless Owner, its partners, members, shareholders, officers and directors, and their respective Agents, and their successors and assigns, from and against any and all Losses arising out of, by virtue of, or related in any way, (i) to a breach or inaccuracy of any representation, warranty or covenant of the REIT or the Company contained in Section 5.02, Section 5.03 or Section 16.01 hereof, or (ii) to a release, emission, discharge or disposal of any reportable quantities of hazardous materials, hazardous substances, contaminants or pollutants at or from any of the Properties in violation of any U.S. Federal or state environmental laws or regulations applicable to the Properties to the extent such violation occurs subsequent to the Closing.  No claim for a breach or inaccuracy of any representation or warranty or covenant of the REIT or the Company contained in Section 5.02 or Section 5.03 or under the indemnity contained in clause (ii) of the immediately preceding sentence shall be actionable or payable (x) unless the valid claims for all such breaches and inaccuracies collectively aggregate more than Two Hundred Thousand and 00/100 Dollars ($200,000), in which event the full amount of such claims shall be actionable, and (y) unless written notice containing a description of the specific nature of such breach or inaccuracy shall have been given by Owner to the Company prior to the expiration of Rep Survival Period.  Owner agrees to first seek recovery under any insurance policies, Service Contracts and Leases prior to seeking recovery from the REIT and/or the Company, and neither the REIT nor the Company shall be liable to Owner to the extent the Owner’s claim is satisfied from such insurance policies, Service Contracts or Leases.  In no event shall the aggregate liability of the REIT and the Company to Owner for breach or inaccuracy of any representation or warranty or covenant of the Company and/or the REIT in this Agreement or as remade as of the Closing Date pursuant to Section 5.04 exceed the amount of the One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Company Cap“).

(c)           Notwithstanding anything to the contrary in this Agreement, neither party hereto, nor any member or any general or limited partner of such party, whether direct or indirect, nor any direct or indirect member or any general or limited partner in such party, nor any disclosed or undisclosed officers, shareholders, trustees, members, principals, directors, employees, partners, servants or agents of either party, their successors or assigns, shall have any personal liability with respect to any provisions of this Agreement and, if on or after the Closing Date any party is in breach or default with respect to its respective obligations or otherwise, the other party hereto shall look solely to such breaching or defaulting party’s interest in and to the Shares or the proceeds from the sale of the Properties for the satisfaction of remedies hereunder.

5.06.        If, as of the Closing, (a) the Company has identified one or more breaches by Owner of the representations and warranties set forth in Section 5.01 of this Agreement, (b) such breaches prevent the condition to closing set forth in Section 11 from being satisfied and (c) such breach results in a reduction of the value of any Property as currently used or other costs arising from such breach in an aggregate amount greater than five percent (5%) of the Contribution Consideration or Sale Price allocated to such property (each such breach, a “Pre-Closing Breach“ and, collectively, “Pre-Closing Breaches“), then (i) at or prior to the Closing, the Company shall notify Owner of such Pre-Closing Breaches, and (ii) the following provisions shall govern:

(1)           Unless dropping the affected Property(ies) would cause the Dropped Property Threshold to be exceeded, the Company shall have the right to drop one or more of the affected Properties from the transaction contemplated by this Agreement, such that after dropping the affected Property(ies), the conditions to closing set forth in Section 11 shall be satisfied;

(2)           The Company, in its sole and absolute discretion, may waive one or more of such Pre-Closing Breaches and proceed to Closing without any reduction of, or credit against, the Sale Price and/or the Contribution Consideration with respect to the matters so waived; or

(3)           If, as a result of the operation of paragraph (1) above and the other provisions of this Agreement, (x) the Dropped Property Threshold has been exceeded (or would be exceeded if the affected Property were dropped), (y) there remain one or more Pre-Closing Breaches that prevent the conditions to closing set forth in Section 11 from being satisfied and (z) the Company elects not to waive the remaining Pre-Closing Breaches and proceed to Closing pursuant to paragraph (2), then this Agreement shall terminate and neither Owner nor the Company shall have any further liability to the other hereunder, except with respect to the Surviving Obligations.

(b)           In the event that there are Pre-Closing Breaches, but the same do not prevent the conditions to closing set forth in Section 11 from being satisfied, then the parties shall proceed to the Closing without any reduction in, or credit against, the Sale Price or the Contribution Consideration arising therefrom; provided, however, that the Company shall retain all of its rights under Section 5.05 in respect of such Pre-Closing Breaches.

Section 6.                                          Acknowledgments of the Company

6.01.        The Company acknowledges that except as expressly set forth in this Agreement or any other agreement or document entered into by the parties in connection with the transaction contemplated hereby, neither Owner nor any agent or representative or purported agent or representative of Owner has made, and Owner is not liable for or bound in any manner by, and is not making any express or implied representations, warranties, agreements, guaranties, promises, statements, inducements, representations or information contained in any materials furnished or made available to the Company or its affiliates including, without limitation, any information set forth in the Due Diligence Materials, any offering materials heretofore furnished to the Company, and any other documents or materials provided by or on behalf of Owner or its affiliates to the Company prior to Closing, in any case pertaining to the Properties or any part thereof including, without limitation, (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of any Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, water and utility systems, facilities and appliances, soils, geology and groundwater, (ii) the dimensions or lot size of any Property or the square footage of any of the improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, any Property, or the fitness, suitability, value or adequacy of any Property for any particular purpose, (iv) the zoning or other legal status of any Property or the existence of any other public or private restrictions on the use of any Property, (v) the compliance of any Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Entity or of any other Person (including, without limitation, the Americans with Disabilities Act of 1990, as amended), (vi) the ability of the Company or any SPE Entity to obtain any necessary governmental approvals, licenses or permits for the use or development of any Property, (vii) the presence, absence, condition or compliance of any hazardous materials on, in, under, above or about any Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements at any Property, (ix) the ownership of any Properties or any portion thereof, (x) any leases, permits, warranties, service contracts or any other agreements affecting any Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to any Property, or (xi) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of, any Property.  Without limiting the foregoing, the Company acknowledges and agrees that, except as expressly set forth in this Agreement or any other agreement or document entered into by the parties in connection with the transaction contemplated hereby, Owner is not liable for or bound by (and the Company has not relied upon) any verbal or written statements, representations, real estate brokers’ “set-ups” or offering materials or any other information respecting the Properties furnished by Owner or any broker, employee, agent, consultant or other person representing or purportedly representing Owner.  Accordingly, Owner is entering into this Agreement based upon the Company’s assurances that the Company has a well-informed opinion of the value of the Properties.  The Company is not relying upon any representations made by Owner regarding market conditions which influence the Properties such as competitive position relative to its existing and potential future competitors, market rental rates achievable at the Properties, vacancy assumptions, credit loss and downtime reserves, project growth rates (if any) in rents or expenses, impact of the contribution and sale on assessed values, tenant work and leasing fee levels necessary to generate estimated market rents, tenant retention ratios and the need for an amount of any “capital reserves”.

6.02.        The Company acknowledges (a) it has inspected the Properties, the physical and environmental condition and the uses thereof and the fixtures, equipment and personal property included in this contribution and acquisition to its satisfaction, (b) it has independently investigated, analyzed and appraised the value and profitability thereof, the creditworthiness of tenants and the presence of hazardous materials, if any, in or on the Properties, (c) it has received or had made available to it by Owner on or prior to the date hereof copies of and/or has reviewed the Leases, Ground Leases, REAs, Management Contracts, the Service Contracts, Due Diligence Materials, Environmental Reports, other agreements and all other documents referred to herein (but, to the extent the same were provided to the Company by Owner, the Company has relied on Owner’s representations and warranties that the Company has been provided with true, correct and complete copies of the same), (d) it is thoroughly acquainted with all of the foregoing and (e) the Company, in entering into this Agreement, is relying exclusively upon its own independent investigations, analyses, studies and appraisals and, except as expressly set forth in the representations and warranties made by Owner pursuant to the terms of this Agreement, not upon any information provided to the Company by or on behalf of Owner with respect thereto.  At the Closing, the Company agrees to accept the Properties contributed or sold to the Company and/or the SPE Entities or the REIT (or its designee), as applicable, in “as is, where is” condition, except for Owner’s representations, warranties or covenants expressly contained in this Agreement or any other agreement or document entered into by the parties in connection with the transaction contemplated hereby, with all faults as of the date hereof and specifically and without any warranties, representations or guarantees, either express or implied as to (i) the condition, fitness for any particular purpose, or merchantability of such Properties, (ii) the structural integrity of such Properties, (iii) the accuracy or completeness of any information, data, materials or conclusions contained in any information provided to the Company from any source whatsoever, except as otherwise expressly provided herein, (iv) environmental matters pertaining to such Properties, or (v) any other warranty of any kind, nature or type whatsoever from Owner (in each case, except for Owner’s representations, warranties or covenants expressly contained in this Agreement or any other agreement or document entered into by the parties in connection with the transaction contemplated hereby), reasonable wear and tear and damage by fire or other casualty (subject to the provisions of Section 9.01) between the date hereof and the Closing Date excepted, and the Company shall assume (subject to the provisions hereof and applicable law) the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions may not have been revealed by the Company’s investigations.

6.03.        With respect to all matters disclosed in the Environmental Reports, Owner and the Company agree that the Company shall not have the right to bring any claim against Owner for any environmental matters or violation of any environmental laws with respect to the matters disclosed in such Environmental Report and the Company waives the right to implead Owner in any action brought with respect to such matters and waives all rights of contribution against Owner in connection therewith.

6.04.        Without limiting the provisions of the other provisions of this Section 6, each of the Company and the REIT, for itself and any of its successors and assigns and their affiliates, hereby irrevocably and absolutely waives its right to recover from, and forever releases and discharges, and covenants not to file or otherwise pursue any legal action against, any of NXL or its Subsidiaries or their respective affiliates or any direct or indirect partner, member, manager, trustee, director, shareholder, controlling person, affiliate, officer, attorney, employee, agent or broker of any of the foregoing, and any of their respective heirs, successors, personal representatives and assigns with respect to any and all Losses, including, without limitation, the physical, environmental and structural condition of any Property or any law or regulation applicable thereto, or any other matter relating to the use, presence, discharge or release of hazardous materials on, under, in, above or about any of the Properties; provided, however, that the foregoing provision of this Section 6.04 shall not apply with respect to (a) any claim by the Company against NXL or any Subsidiary for any act of that party that constitutes fraud or (b) the representations and warranties expressly made by Owner pursuant to the terms of this Agreement.  In connection with this Section 6.04, the Company expressly waives the benefits of any provision or principle of federal or state law or regulation that may limit the scope or effect of the foregoing waiver and release.  For purposes of clarification and certainty, the foregoing provisions of this Section 6.04 shall not constitute a waiver of any claims that third parties may have against Owner, and the Company shall not have any obligation to indemnify Owner in respect of such claims; provided, however, that the relationship between Owner and the Company with respect to such claims shall be governed by Section 6.03.

6.05.        The provisions of this Section 6 shall survive the Closing indefinitely.

Section 7.                                          Owner’s Obligations as to the Properties

7.01.        Prior to the Closing, Owner agrees that it shall maintain, repair, lease, manage and operate the Properties in substantially the same manner as Owner has operated, managed, leased, maintained and repaired the Properties prior to the date of this Agreement.  As it relates to each Property, from and after the date hereof and through the Closing Date, or earlier termination of this Agreement, Owner shall not (a) commit waste as to the Properties or remove any material assets, fixtures, equipment or personal property therefrom (not including any of the foregoing items to the extent owned by tenants or other occupants of the Properties) unless the same are replaced with similar items of at least equal quality prior to the Closing, (b) modify, amend, extend, renew or terminate any Material Service Contract or Management Contract (except as set forth in Section 7.09) or enter into any new Material Service Contract (except as set forth in Section 7.02) or Management Contract, without the prior consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), unless such new agreement or contract (including any applicable modification, amendment, extension, or renewal) is terminable on not more than thirty (30) days notice without penalty or premium (in which case the Company’s consent shall not be required), (c) accept rent from any tenant more than one (1) month in advance, and (d) amend any Lease in any material respect adverse to the landlord thereunder or execute any new or renewal lease, license or other agreement for other than customary and market terms affecting the ownership or operation of all or any portion of any Property, without the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.  Any matter required to be submitted in writing by Owner to the Company for approval under this Section 7.01, and not objected to in a writing given by the Company to Owner within five (5) Business Days after the Company’s receipt thereof, shall be deemed not to have been approved by the Company.  For purposes of this Agreement, the term “Business Days“ shall mean any day other than a Saturday, Sunday and bank holiday in New York State; if any date on which a party hereunder is required to perform or pay any amount is not a Business Day, then such date shall be deemed to occur on the next immediately succeeding Business Day.  Owner shall pay and indemnify the Company in respect of (i) all unpaid leasing commissions, costs of tenant alterations and improvements performed or to be performed for tenants under Leases at the expense of the landlord thereof, moving and other allowances and inducements, if any, and fees and disbursements of architects, engineers and attorneys (collectively “Leasing Costs“) in respect of the initial or current terms of all Leases and Lease amendments which were fully executed and delivered on or prior to the date hereof and renewals or extensions thereof exercised on or prior to the date of the Closing and (ii) the costs and expenses identified on Schedule 7.01 annexed hereto; provided, however, that the Company, rather than Owner, shall be responsible for all other Leasing Costs, including all Leasing Costs on behalf of Owner in respect of any Lease renewal or extension which occurs pursuant to the exercise after the date of the Closing of any tenant’s renewal or extension option under any Lease which was fully executed and delivered on or prior to the date hereof.  At the Closing, Owner shall deliver an itemized statement, in form and substance reasonably satisfactory to the Company, certifying (i) all Leasing Costs paid by Owner pursuant to this Section 7.01 between the date hereof and the Closing Date, (ii) the remaining unpaid Leasing Costs for which Owner is responsible under this Section 7.01 and (iii) attaching documentation reasonably sufficient to demonstrate the payment of such Leasing Costs.  Such certified statement shall be deemed to constitute a representation and warranty by Owner pursuant to Section 5.01 hereof.  The aggregate unpaid amount of Leasing Costs so certified shall be deducted from and reduce the Sale Price or Contribution Consideration at Closing, the Company shall assume, and be responsible for paying, such Leasing Costs after the Closing and Owner shall have no further liability under this Section 7.01 following the Closing other than for any inaccuracy in the aforesaid itemized statement or documentation.  The provisions of this Section 7.01 relating to Leasing Costs shall survive the Closing.

7.02.        Notwithstanding anything to the contrary in Section 7.01, prior to the Closing, Owner may, without the Company’s prior written consent, but upon prior notice to the Company, terminate or modify any Lease for a Property to be contributed or sold to the Company and/or the SPE Entities, or the REIT (or its designee), as applicable, by reason of a material default by the tenant (other than a Major Tenant) beyond the expiration of any applicable grace or cure period in the payment of base rent or Additional Rent or the performance of any other material obligation.  In addition, prior to the Closing, Owner may, with the Company’s prior consent, which consent may be withheld in Company’s sole discretion, terminate or modify any Lease with a Major Tenant by reason of a material default by such Major Tenant beyond the expiration of any applicable grace or cure period in the payment of rent or additional rent and/or the performance of any other material obligation.  Any such termination by Owner prior to the Closing shall not affect the obligations of the Company under this Agreement in any manner or entitle the Company to an abatement of or credit against the applicable Contribution Consideration or the Sale Price or give rise to any other claim on the part of the Company.

7.03.        During the term of this Agreement, Owner shall not (a) enter into any written agreement for the sale of any of the Properties with any other parties, (b) transfer, mortgage or pledge any interest in any of the Properties, except as expressly provided for herein with respect to Leases, (c) contract for or commence any material construction, capital improvement or deferred maintenance at any of the Properties, unless (i) required to do so hereunder, under the Leases, if requested by any tenant at such tenant’s expense, as required by any law enacted after the date hereof or as a result of an emergency (provided Owner shall provide notice thereof to the Company as soon as is practical) or (ii) such contract is terminable on not more than thirty (30) days notice without penalty or premium or (d) enter into any employment contract, employee benefit plan, program, agreement or arrangement of any kind, union contract or pension plan which will be binding on the Company from and after the Closing.

7.04.        Owner shall maintain in full force and effect until the Closing the insurance policies described on Schedule 5.01(r) and the Existing Environmental Policies (or, in each case, any replacements thereof), and shall renew those expiring before the Closing for no more than one year without the Company’s prior written consent, such that at all times from the date hereof through the Closing Date there shall be no lapse in such insurance coverage as existed on the date hereof.

7.05.        Prior to the date hereof, Owner has provided to the Company estoppel certificates (together with any such estoppel certificates obtained by Owner from and after the date hereof, “Tenant Estoppels“) from certain tenants of the Properties.  With respect to all Tenant Estoppels delivered to the Company, Owner’s representations and warranties made in Section 5.01(f), Section 5.01(g), Section 5.01(n), Section 5.01(p) and/or Section 5.01(u) that relate to the corresponding Leases will terminate and be null and void with respect to all matters represented by the tenant in such Tenant Estoppels if such certificates contain no exceptions noted by the tenant (and if such Tenant Estoppel contains exceptions noted by the tenant then such representations and warranties will terminate and be null and void only with respect to those matters represented that relate to the applicable Lease and that are confirmed without exception by such Tenant Estoppel).  The Company hereby acknowledges and agrees that it has received and reviewed all of the Tenant Estoppels delivered by Owner to the Company prior to the date hereof.  Prior to the Closing, Owner shall continue to use its commercially reasonably efforts to obtain such additional Tenant Estoppels as may be required to meet the estoppel percentage thresholds in the Commitment Letter; provided, however, that each of Owner and the Company hereby acknowledges and agrees that the failure (after Owner’s use of its commercially reasonable efforts) to meet such thresholds shall not constitute a default by Owner under this Agreement or result in the failure of any condition to Closing.

7.06.        Prior to the date hereof, Owner has provided to the Company an estoppel certificate from each lessor under a Ground Lease (“Landlord Estoppel“).  The Company hereby acknowledges and agrees that it has received and reviewed all of the Landlord Estoppels delivered by Owner to the Company prior to the date hereof.

7.07.        Prior to the Closing Date, Owner has obtained and delivered to the Company estoppel certificates from the parties to certain of the REAs.

7.08.        Prior to and as a condition to the Closing, Owner shall use commercially reasonable efforts to provide to the Company any consents required to consummate the transactions contemplated by this Agreement, which such consents are listed on Schedule 7.08 annexed hereto (the “Required Owner Consents“), it being acknowledged and agreed that receipt of the Required Owner Consents (and not merely Owner’s use of such commercially reasonable efforts) shall be a condition to closing.

7.09.        Owner shall terminate in writing all Management Contracts for the Properties, on or prior to the Closing.

7.10.        Owner shall cooperate, in all commercially reasonable respects, with requirements of any lender of the Company providing financing with respect to the acquisition of the Properties, provided the Company shall reimburse Owner for any costs incurred in connection therewith (other than de minimis costs) and such cooperation does not result in any additional liability.

7.11.        If requested by the Company, Owner shall cooperate with the Company in connection with the transfer to the Company of up to $7.5 million of the coverage afforded under the Existing Environmental Policies.  All out-of-pocket costs incurred in connection with such transfer shall be paid for or reimbursed by the Company.

7.12.        At all times prior to the Closing, Owner shall:

(a)           Confer on a regular basis with one or more representatives of the Company to report operational matters of materiality relating to the Properties and any proposals to engage in material transactions with respect to the Properties, and promptly provide the Company with (i) all material notices received and financial statements and operating reports prepared in connection with any of the documents evidencing or securing any loans encumbering the Properties and (ii) all financial statements and operating reports routinely prepared by Owner relating to the Properties;

(b)           Promptly notify the Company of any emergency or other material change at the Properties;

(c)           Maintain its books and records in accordance with the accounting principles currently utilized by it, consistently applied, and not change in any material manner any of their methods, principles or practices of accounting currently in effect, except as may be required by applicable law or GAAP;

(d)           Duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other governmental entities, subject to extensions permitted by applicable law;

(e)           Not settle any insurance claims or other litigation that would materially or adversely affect the Properties after Closing without the Company’s consent;

(f)            Cooperate with the Company to have any letters of credit held under any of the Leases assigned to the Company or hold any letters of credit and draw them at the Company’s request until a new letter of credit may be issued to the Company; and

(g)           Not apply any security deposits to delinquencies under the Leases while a Tenant is in possession of its space without the Company’s consent.

Section 8.                                          Dropped Properties

8.01.        If the Company elects to drop one or more Properties pursuant to Section 2.01, Section 5.06 or Section 15.02, then this Agreement will be deemed amended, without any further action on the part of any party, with respect to each dropped Property, as follows:

(a)           the definition of Properties shall not include the dropped Property, except to the extent that any provision that is stated to survive the termination of this Agreement would be applicable to such dropped Property;

(b)           Owner will not have any further obligations with respect to the dropped Property, nor will any covenant, representation or warranty be deemed made with respect to the dropped Property and the Company will not have any rights or obligations under this Agreement with respect to the dropped Property, except to the extent that any provision that is stated to survive the termination of this Agreement would be applicable to such dropped Property; and

(c)           the aggregate Sale Price or aggregate Contribution Consideration will be reduced by the Sale Price or Contribution Consideration (as the case may be) allocated to the dropped Property.

8.02.        This Agreement may be terminated by either party if the dropping of a Property pursuant to Section 2.01, Section 5.06 or Section 15.02 would result in the aggregate amount of the Sale Price or Contribution Consideration (as the case may be) allocated to dropped Properties exceeding Fifty Million Dollars ($50,000,000) (the “Dropped Property Threshold“).  Such termination right shall be exercised by the delivery of written notice to the other party and, upon the delivery of such notice, this Agreement shall terminate and neither Owner nor the Company shall have any further liability to the other hereunder, except with respect to the Surviving Obligations.

8.03.        Except as otherwise expressly provided herein (including the provisions of Section 5.06 and this Section 8), the Company shall have no right to purchase, and Owner shall have no right to sell, less than all of the Properties, it being the express agreement and understanding of the Company and Owner that, as a material inducement to the Owner and the Company to enter into this Agreement, the Company has agreed to purchase, and Owner has agreed to sell or contribute all of the Properties, all subject to and in accordance with the terms and conditions hereof.

Section 9.                                          Destruction, Damage or Condemnation

9.01.        (a)           If, prior to the Closing Date, all or any portion of any Property or Properties to be contributed or sold on the Closing Date are taken by eminent domain (or is the subject of a pending condemnation proceeding that has not been reduced to judgment), Owner shall notify the Company of such fact and the Company shall accept title to the Property or Properties (other than the portion so taken), in which event Owner shall assign and turn over to the Company at the Closing, and the Company shall be entitled to receive and keep, all amounts awarded or to be awarded as the result of the taking of such Properties; it being understood and agreed that the Contribution Consideration or the Sale Price of the Property or Properties to be transferred to the Company pursuant to this Section 9.01(a), as applicable, shall not be reduced by the amounts so awarded or anticipated to be so awarded.

(b)           If, prior to the Closing Date, all or any portion of any of the Properties to be contributed or sold to the Company on the Closing Date are damaged or destroyed by fire or other casualty, then Owner shall notify the Company of such fact and the Company shall accept title to the Property or Properties in their existing condition, in which event Owner shall assign to the Company, at the Closing, all of Owner’s right, title and interest in and to the insurance proceeds awarded or to be awarded to Owner as the result of such damage or destruction to such Properties and the Contribution Consideration or the Sale Price, as applicable, shall be reduced by the amount of any deductible in connection with the subject casualty.  Owner shall not settle or compromise any insurance claims or legal actions relating thereto without the Company’s prior consent.

Section 10.                                   Additional Covenants of Owner and the Company

10.01.      Owner covenants that between the date of this Agreement and the Closing Date, Owner shall allow the Company or the Company’s agents, representatives or employees reasonable access to the Properties, the Leases and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times during normal business hours.  Owner (or its designee) shall have the right, but not the obligation, to accompany the Company or its Agents during such access to the Properties.

10.02.      Prior to and as a condition to the Closing, the Company shall use commercially reasonable efforts to provide to obtain any consents required to consummate the transactions contemplated by this Agreement, which such consents are listed on Schedule 10.02 annexed hereto (the “Required Company Consents“).

10.03.      The Company agrees that, from and after the date on which NXL does not, directly or indirectly own any Shares in the Company, the Company shall not take any action that is prohibited under Section 3(d)(i) of the Redemption Agreement.  Without limiting the foregoing, the Company shall not modify, amend or extend the term (including an extension via the exercise of renewal rights) of the ground leases for the properties known as “Devonshire Place” and “Kingston Overlook” unless CBL and/or its applicable affiliate(s) has been fully released from the applicable guaranty.  This Section 10.03 shall survive the Closing.

10.04.      If, on or before the first (1st) anniversary of the Closing, the properties commonly known as “Springdale Mall” and “Wilkes-Barre Marketplace” are sold to the Company by CBL (or its affiliates) pursuant to Section 3(a) of the Redemption Agreement, (a) Owner will accept an assignment from CBL of all of CBL’s rights and obligations under the so-called “master leases” with respect to such properties pursuant to, and in accordance with, the terms of the Management Rights P&S Agreement, (b) with respect to Springdale Mall, Owner and the Company will enter into an amendment to such master lease in the form of Exhibit I-5 attached hereto and (c) with respect to the Master Lease for Wilkes-Barre Marketplace, Owner and the Company will enter into a termination agreement in the form of Exhibit J annexed hereto.  This Section 10.04 shall survive the Closing.

10.05.      In addition to any other amounts payable by the Company to Owner pursuant to the terms of this Agreement, the Company shall pay Owner, as contingent deferred consideration, an amount calculated, and to be paid, in accordance with Schedule 10.05 annexed hereto; provided, however, that in no event shall Owner be entitled to more than Twelve Million Dollars ($12,000,000) in the aggregate pursuant to this Section 10.05.  This Section 10.05 shall survive the Closing.

10.06.      Owner and the Company hereby acknowledge and agree that a portion of the Property known as “Wisteria Village” in Snellville, Georgia does not constitute a separate tax parcel.  Owner hereby agrees to use its commercially reasonable efforts to obtain (and, after the Closing, to assist the Company in obtaining) a separate tax parcel for such portion of the Property prior to the Closing.  Each of Owner and the Company hereby acknowledges and agrees that the failure (after Owner’s use of its commercially reasonable efforts) to obtain a separate tax parcel identification number for such portion of Wisteria Village shall not constitute a default by Owner under this Agreement or result in the failure of any condition to Closing.

10.07.      Owner and the Company hereby acknowledge and agree that, in order to obtain subdivision endorsements from the Title Company with respect to the Properties in the Commonwealth of Virginia, the Title Company must be provided with a letter from the applicable municipality stating that the Property is in compliance with all applicable subdivision regulations.  Owner hereby agrees to use its commercially reasonable efforts to obtain (and, after the Closing, to assist the Company in obtaining) such letters prior to the Closing.  Each of Owner and the Company hereby acknowledges and agrees that the failure (after Owner’s use of its commercially reasonable efforts) to obtain one or more of such letters shall not constitute a default by Owner under this Agreement or result in the failure of any condition to Closing.

10.08.      The Company agrees to cause any mortgages held by Key Bank on the Company’s properties known as “Springdale Mall” and/or “Wilkes-Barre Marketplace” to be released or prior to the Closing..

Section 11.                                   Conditions Precedent to Closing

11.01.      The Company’s obligations hereunder are subject to the satisfaction of the following conditions precedent on or before the Closing Date (unless waived in whole or in part by the Company in writing):

(a)           Owner shall have delivered to or for the benefit of the Company, on or before the Closing Date, all of the documents, other information and payments, if any, required of Owner pursuant to Section 12.01.

(b)           All of Owner’s representations and warranties made in this Agreement, as modified to reflect the operation of the Properties from and after the date hereof in the ordinary course (including, without limitation, leasing activities with respect thereto) and in accordance with the terms of this Agreement, shall be true and correct in all material respects as of the date hereof and as of the Closing Date.  In addition, Owner shall have performed all of its covenants and other obligations hereunder in all material respects.

(c)           All Required Owner Consents shall have been obtained by Owner.

(d)           This Agreement, the LLC Agreement, the Services Agreement, the Side Letters and such other documents contemplated thereunder or hereunder, shall have been duly authorized, executed and delivered by all of the parties hereto and thereto (other than the Company, the REIT, the A-LPT, Galileo Funds Management Limited and Neil Werrett).

(e)           The Title Company shall be prepared to issue the Title Policies and all endorsements (including, without limitation, non-imputation endorsements) required by any lender (and the endorsements attached to the Pro Forma Policies) for all of the Properties in the name of the Company and any lender of the Company, subject to the Permitted Exceptions.

(f)            [Reserved]

(g)           All Management Contracts affecting the Properties shall have been terminated, effective as of the Closing, without liability to the Company.

(h)           The transactions under the Redemption Agreement and the Management Rights P&S Agreement shall have closed (or shall close simultaneously with the transactions contemplated by this Agreement), provided that this shall not be a condition to closing to the extent the Company, the REIT and/or the A-LPT has failed to comply with its obligations thereunder.

(i)            The transactions under the Underwriting Agreement shall have closed, provided that this shall not be a condition to closing to the extent that the A-LPT has failed to comply with its obligations under the Underwriting Agreement.

(j)            All of the financings contemplated to close simultaneously with the Closing pursuant to that certain commitment letter (the “Commitment Letter“), dated July 16, 2005, between Merrill Lynch Mortgage Lending, Inc. (or an affiliate thereof) (the “Lender“), the Company and NXL shall have closed (or shall close simultaneously with the Closing) and, except for any amounts withheld by the Lender in respect of (i) any Lockout Property that is not conveyed to the Company at the Closing or (ii) any Property that is dropped pursuant to Section 2.01, Section 5.06 or Section 15.02, Merrill Lynch Mortgage Lending, Inc. (and/or its affiliates) shall have funded the entire principal amount of the loan proceeds in respect of such financings.

(k)           The Amended and Restated Advisory Agreement in the form attached hereto as Exhibit G-1 between the Company and Galileo Advisory, LLC (the “Advisory Agreement“) and Side Letters have been duly authorized, executed and delivered by all the parties thereto (other than the Company).  As used herein, the “Side Letters“ shall mean:  (i) the letter agreement in the form attached hereto as Exhibit G-2 between the A-LPT, New Plan Australian Member, LLC (“New Plan Member“) and Galileo Advisory, LLC, (ii) the letter agreement in the form attached hereto as Exhibit G-3 between the A-LPT and the REIT, (iii) the letter agreement in the form attached hereto as Exhibit G-4 between Galileo Funds Management Limited, Galileo Advisory, LLC and the New Plan Member, (iv) the letter agreement in the form attached hereto as Exhibit G-5 between Neil Werrett and the New Plan Member, (v) the letter agreement in the form attached hereto as Exhibit G-6 between the Company, the REIT and New Plan Member, and (vi) the letter agreement in the form attached hereto as Exhibit G-7 between the Company, the REIT, NXL and New Plan Member, as each may be modified, amended and/or supplemented from time to time with the consent of Owner and the Company in accordance with the terms thereof.

11.02.      Owner’s obligations hereunder are subject to, and expressly contingent upon, the satisfaction of the following conditions precedent on or before the Closing Date (unless waived in whole or in part by Owner in writing):

(a)           The Company shall have delivered to Owner all of the documents and payments, if any, required of the Company pursuant to Section 13.

(b)           All of the Company’s representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date.  Moreover, the Company shall have performed all of its covenants and other obligations hereunder in all material respects.

(c)           This Agreement, the LLC Agreement, the Services Agreement, the Side Letters and such other documents contemplated thereunder or hereunder shall have been duly authorized, executed and delivered by all of the parties hereto and thereto (other than Owner).

(d)           The transactions under the Underwriting Agreement shall have closed prior to (or concurrently with) the Closing.

(e)           All Required Company Consents shall have been obtained by the Company.

(f)            The Company shall have issued to Owner the Shares required to be issued to Owner pursuant to the terms of this Agreement and/or the LLC Agreement.

(g)           The Advisory Agreement and the Side Letters shall have been duly authorized, executed and delivered by all of the parties thereto (other than Owner), all in the form attached as Exhibit G hereto.

(h)           All of the financings contemplated to close simultaneously with the Closing pursuant to the Commitment Letter shall have closed (or shall close simultaneously with the Closing) and, except for any amounts withheld by the Lender in respect of (i) any Lockout Property that is not conveyed to the Company at the Closing or (ii) any Property that is dropped pursuant to Section 2.01, Section 5.06 or Section 15.02.

(i)            The transactions under the Redemption Agreement and the Management Rights P&S Agreement shall have closed (or shall close simultaneously with the transactions contemplated by this Agreement), provided that this shall not be a condition to closing to the extent that NXL has failed to comply with its obligations thereunder.

Section 12.                                   Owner’s Closing Obligations

12.01.      On the Closing Date, Owner shall deliver the following to the Company, the SPE Entities and/or the REIT (or its designee), as applicable:

(a)           originals of all Leases, Ground Leases, REAs and other similar documents relating to the Properties and in effect as of the Closing Date, to the extent in Owner’s possession or subject to its control (and, if not so in Owner’s possession or control, certified copies thereof); provided, however, that Owner shall retain all the foregoing documents during the term of and in accordance with the Services Agreement.

(b)           a schedule of all cash security and similar deposits, including any interest thereon, held by or on behalf of Owner on the Closing Date under the Leases.

(c)           certified updated Rent Rolls (and, if not contained in the Rent Rolls, arrearage schedules), dated not more than ten (10) days prior to the Closing Date and setting forth all arrearages in rents and Additional Rents and all prepayments of rents and Additional Rents.

(d)           all original Service Contracts or in lieu of originals, complete certified copies thereof, which are in effect on the Closing Date and which are assignable by Owner; provided, however, that Owner shall retain all Service Contracts during the term of the Services Agreement.

(e)           an assignment to the Company, the SPE Entities and/or the REIT (or its designee), as applicable, of all of the interests of Owner in the Service Contracts, insurance policies, certificates, permits and other documents to be delivered to the Company at the Closing which are then in effect and are assignable by Owner.

(f)            with respect to all insurance policies to be transferred from Owner to the Company (as distinguished from coverage to be obtained by Owner in lieu thereof), original insurance policies, with the Company added on each as an additional insured, with respect to which premiums are to be apportioned or, if unobtainable, true copies or certificates thereof; provided, however, that Owner shall retain possession of all such policies during the term of the Services Agreement.

(g)           certificates, licenses, permits, authorizations and approvals issued for or with respect to the Properties by any Governmental Entity having jurisdiction thereover to the extent same are transferable to the Company; provided, however, that Owner shall retain all the foregoing documents during the term of the Services Agreement.

(h)           a certification of non-foreign status for NXL and each Subsidiary, in form required by Section 1445 of the Code, signed under penalty of perjury.  Owner understands that such certification will be retained by the Company and will be made available to the Internal Revenue Service on request.

(i)            an original letter executed by Owner or by its agent, advising the tenants of the transfer of the Properties to the Company and directing that rents and other payments thereafter be sent to the Company or as the Company may direct.

(j)            corporate resolutions, certificates of good standing, incumbency certificates and other evidence of authority with respect to Owner, duly executed where applicable.

(k)           possession of the Properties in the condition required by this Agreement, subject to the Leases and Ground Leases, and keys therefor; provided, however, that Owner shall retain all keys during the term of the Services Agreement.

(l)            original Tenant Estoppels and Landlord Estoppels subject to and in accordance with Section 7.05 and Section 7.06.

(m)          estoppel certificates from the parties to the REAs, to the extent received by Owner prior to the Closing.

(n)           all original Required Owner Consents.

(o)           subject to Section 21.01, executed and acknowledged deeds conveying to the Company, the SPE Entities and/or the REIT (or its designee), as applicable, fee simple title to the Properties owned by Owner in fee simple title, subject to the Permitted Exceptions.

(p)           executed and acknowledged assignments and assumptions of ground leases (collectively, the “Assignments of Ground Leases“) in a form to be agreed upon by Owner and the Company, assigning and transferring to the Company, the SPE Entities and/or the REIT (or its designee), as applicable, all right, title and interest of Owner in and to, and all post-Closing obligations of the lessee under, all Ground Leases affecting the Properties.

(q)           executed and acknowledged assignments and assumptions of leases (collectively, the “Assignments of Leases“) in a form to be agreed upon by Owner and the Company, assigning and transferring to the Company, the SPE Entities and/or the REIT (or its designee), as applicable, all right, title and interest of Owner in and to, and all post-Closing obligations of the lessor under, all Leases affecting the Properties.

(r)            executed bills of sale in a form to be agreed upon by Owner and the Company, transferring to the Company, the SPE Entities and/or the REIT (or its designee), as applicable, all personal property owned by Owner and located at or attached to the Properties.

(s)           transfer tax returns, certificates and/or any other document or instrument required by any federal, state or local government or municipality to transfer or convey the Properties or to record any deed or assignment of lease (collectively, the “Required Forms“).

(t)            an executed Services Agreement.

(u)           such deliveries as the Company, the Title Company and any lender shall reasonably require (provided, in the case of each of the foregoing, that the same are reasonable and customary for transactions of this type).

(v)           the LLC Agreement executed by NXL.

(w)          tax basis computations and historical federal and state tax depreciation schedules including, without limitation, depreciable lives and accumulated depreciation updated through the Closing Date for each Contributed Property.

(x)            amendments to the so-called “master leases,” in the form of Exhibit I-1, Exhibit I-2, Exhibit I-3 and Exhibit I-4 with respect to the Properties commonly known as Waterford Commons, Waterford Commons (Babies R Us), Garden City Expansion and Charter Oak (collectively, the “Master Lease Amendments“).

(y)           terminations and releases, in the form attached hereto as Exhibit K with respect to all of the property management and services agreements assigned by CBL & Associates Management, Inc. to ERT Australian Management, L.P. (collectively, the “Existing Agreement Terminations“).

(z)            any other documents required by this Agreement to be delivered by Owner (executed and acknowledged where appropriate) or otherwise necessary or reasonably required to consummate this transaction as contemplated herein.

Section 13.                                   The Company’s Closing Obligations

13.01.      The Company and the SPE Entities or the REIT, as applicable, shall deliver the following to Owner or the appropriate party (if not Owner) on the Closing Date:

(a)           the LLC Agreement executed by the Company and the REIT.

(b)           an executed assumption by the Company and the SPE Entities, as applicable, of all of the interests of Owner in those Service Contracts, insurance policies, certificates, permits and other documents to be delivered to the Company at the Closing which are then in effect and are assignable by Owner.

(c)           an executed Services Agreement.

(d)           executed and acknowledged Assignments of Ground Leases and the Assignments of Leases.

(e)           executed and acknowledged Required Forms, to the extent a purchaser is required to execute and acknowledge the same.

(f)            the Shares in accordance with this Agreement and the LLC Agreement.

(g)           the aggregate Sale Price with respect to all of the Sale Properties (plus or minus net adjustments and prorations pursuant to this Agreement), together with the amount, if any, by which the aggregate Contribution Consideration of the Properties contributed to the Company exceeds the Required Contribution Amount (all as more particularly described in Section 3.04).

(h)           an assumption by the Company or an SPE Entity (as applicable), of, and an indemnity from the Company in favor of Owner (and/or its affiliates, but only to the extent they are signatories under any such indemnity and/or guaranty) with respect to, any guarantees and related documents under the Ground Leases and the REAs from which Owner (and/or any such affiliates) is not released from liability from and after the Closing Date, for any Losses arising on or after the Closing Date.

(i)            an executed Advisory Agreement.

(j)            executed Side Letters.

(k)           all original Required Company Consents.

(l)            the Master Lease Amendments.

(m)          the Existing Agreement Terminations.

(n)           an indemnity by the Company in favor of NXL, in form and substance reasonably satisfactory to the Company and NXL, with respect to all liability incurred by NXL pursuant to Section 3(d)(ii) of the Redemption Agreement.

(o)           any other documents required by this Agreement to be delivered by the Company (executed and acknowledged, where appropriate) or otherwise necessary or reasonably required to consummate this transaction as contemplated herein.

Section 14.                                   Apportionments; Closing Costs; Certiorari

14.01.      The following apportionments shall be made between the parties at the appropriate Closing as of 11:59 p.m. on the day prior to the Closing Date (the “Proration Time“):

(a)           rent payments (including prepaid rents) and Additional Rent actually received under the Leases.

(b)           to the extent not paid directly by tenants under the Leases, water charges, sewer rents other utility charges and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter at the Properties, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing when the next reading is available.

(c)           value of fuel stored at the Properties at the price then charged by Owner’s supplier, including any taxes.

(d)           charges under transferable Service Contracts and other transferable agreements pertaining solely to the Properties or permitted renewals or replacements thereof.

(e)           permitted administrative charges, if any, on tenants’ security deposits.

(f)            insurance premiums on transferable insurance policies listed on Schedule 5.01(r) or permitted renewals thereof.

(g)           insurance premiums on insurance policies that are not transferred to the Company but under which coverage is provided to the Company from and after the Closing.

(h)           rent and security deposits under all Leases and Ground Leases.

(i)            to the extent not paid directly by tenants to taxing authorities pursuant to the Leases, real estate taxes, assessments and personal property taxes for the current fiscal year, as follows:

(1)           All taxes and assessments for the fiscal year in which the Closing Date occurs that are paid prior to the Proration Time will be prorated based upon the amounts actually paid.  If taxes and assessments for the fiscal year in which the Closing Date occurs or any prior year have not been paid before Closing, Owner will be charged at Closing an amount equal to that portion of such taxes and assessments which relate to the period before Closing and the Company will pay the taxes and assessments prior to their becoming delinquent.  Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and an assessed valuation last fixed.  After taxes and assessments are known, adjustments, if needed, will be made between the parties.  The Company will be responsible for all installments of special assessments due for any period after the Closing.

(2)           With respect to any Properties in respect of which taxes and assessments are due and payable in arrears (e.g. taxes and assessments in respect of Properties in the State of Illinois for calendar year 2004, which taxes and assessments are not due and payable until calendar year 2005), the apportionment of such taxes and assessments shall be governed by the provisions of this Section 14.01(i)(2) (and not the provisions of Section 14.01(i)(1) above).  Such taxes and assessments assessed for prior fiscal periods (e.g. calendar year 2004) shall be prorated between Owner and the Company on a per diem basis based upon the number of days in the current fiscal period (e.g. calendar year 2005) that are prior to the Closing Date (which shall be allocated to Owner) and the number of days in such current fiscal period from and after the Closing Date (which shall be allocated to the Company).  If at Closing, the final taxes and assessments for any such prior fiscal period (but payable in the current fiscal period) have not been established or are not available, then the proration of such taxes and assessments shall be based upon the rate that Owner is currently estimating and charging to the tenant at the applicable Properties with respect thereto.  Upon receipt of the final tax bill for the prior fiscal period, adjustments, if needed, will be made between the parties.  Upon the Closing Date and subject to the adjustment provided above, the Company shall be responsible for all real estate taxes and assessments on the subject Properties payable following the Closing Date, including, without limitation, taxes and assessments payable to the governmental authorities in arrears after the Closing Date (e.g., the 2005 calendar year tax which are payable in calendar year 2006).

(j)            outstanding leasing commissions and tenant improvement obligations of the landlord under any new or renewal leases entered into after the date hereof pursuant to Section 7.01 (such apportionment to be made based on the fixed term of such new or renewal lease).

(k)           amounts paid or payable (including any bonds or security deposits) under telephone and telex contracts and contracts for the supply of heat, steam, electric power, gas, lighting and any other utility service, with Owner receiving a credit for all deposits, if any, made by Owner as security under any such public service contract(s) if the same is transferable and provided such deposit remains on deposit for the benefit of the Company.

14.02.      The adjustment of real estate and personal property taxes shall be made on the basis of presently available evidence of such taxes, subject to adjustment by payment from Owner to the Company, or the Company to Owner, whichever is applicable, after the Closing due to any change in assessment, applicable rate or other reason.  Notwithstanding the foregoing, all or any portion of any special assessments, that are a lien as of the Closing and that are not otherwise recoverable from tenants under the Leases shall be paid by Owner.  This Section 14.02 shall survive the Closing.

14.03.      The following adjustments to the Sales Price or Contribution Consideration, as the case may be, shall be made between the parties at the Closing:

(a)           The Company and the SPE Entities, as applicable, shall be credited and Owner charged with security deposits (together with any interest accrued thereon) or advance rentals made by tenants under the Leases and any additional Leases entered into by Owner pursuant to Section 7.01.

(b)           Owner shall be credited and the Company and the SPE Entities, as applicable, charged with transferable deposits under any Service Contracts assigned to the Company and the SPE Entities or the REIT, as applicable, at the Closing.

(c)           The Company and the SPE Entities or the REIT, as applicable, shall be credited and Owner charged with all leasing commissions and tenant improvement obligations set forth in Schedule 5.01(k)-2 and Schedule 5.01(n), to the extent same applies to Leases in effect as of the date hereof (but not including any commissions that may result from the exercise after the date hereof of renewal or expansion options by tenants).

14.04.      If any tenant is in arrears in the payment of rent or Additional Rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority:  (a) first to the month in which the Closing occurred; (b) then to any month or months following the month in which the Closing occurred; and (c) then to any month or months preceding the month in which the Closing occurred.  If rents or Additional Rents or any portion thereof received by Owner or the Company after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys’ fees, out-of-pocket costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

14.05.      If any tenant is required to pay percentage rent, escalation charges for real estate taxes, common area maintenance charges, operating expenses, cost-of-living adjustments or other charges of a similar nature (“Additional Rent“), and any Additional Rent is collected by the Company or Owner on behalf of the Company after the Closing which accrued prior to the Closing and was not otherwise adjusted, then the Company shall promptly pay Owner’s proportionate share thereof to Owner, less any reasonable attorneys’ fees, and any other reasonable out-of-pocket costs and expenses of collection thereof, which obligation shall survive the Closing.

14.06.      On or before September 30, 2006, Owner will prepare and the Company shall review and approve (which approval shall not be unreasonably withheld or delayed) a final closing statement (the “Final Closing Statement“) setting forth the final determination of all open items and other apportionments estimated as of the Closing to be included on the closing statements for the Closing and any re-adjustment required to “true up” any amounts adjusted under Section 14.01 (including, without limitation, Additional Rent).  The net amount due Owner or the Company, if any, by reason of adjustments to the closing statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within ten (10) Business Days following that party’s receipt of the approved Final Closing Statement.  The adjustments, prorations and determinations agreed to by Owner and the Company under this Section 14.06 shall be conclusive and binding on the parties hereto. This Section 14.06 shall survive the Closing.

14.07.      Supplementing Section 16, the following shall apply to closing costs:

(a)           At the Closing, the Company shall pay or reimburse (i) all costs on any document recorded pursuant to this Agreement or the LLC Agreement, (ii) the cost of the title examination, Title Commitments, Pro Forma Policies and the title insurance premiums, including any extended coverage and endorsements, incurred in connection with the issuance of the Title Policies and any same costs associated with any lender title insurance policies, (iii) the cost of any Survey, (iv) any escrow fee which may be charged by the Title Company, (v) the cost of Phase I environmental site assessments, other environmental reports and engineering reports, (vi) the cost of appraisals, (vii) [reserved], (viii) the cost of zoning reports (e.g. “PZR reports”), (ix)  all costs associated with the transfer of insurance policies listed on Schedule 5.01(r), and (x) any other cost or expense set forth in this Agreement explicitly to be paid by the Company.  In addition, the Company shall reimburse New Plan for up to $3,972,500 of out-of-pocket expenses (including, without limitation, Transfer Taxes, attorneys’ fees and the expenses described in Section 14.07(b)) incurred by Owner in connection with the transactions contemplated by this Agreement.

(b)           At the Closing, Owner shall pay (i) all state and local transfer taxes, documentary stamp tax or similar tax required to be paid in the States, counties, cities and/or towns in which the Properties are located (“Transfer Taxes“), including, without limitation, all Transfer Taxes payable in connection with the transfer of Entity Transfer Properties to new Entity Owners pursuant to Section 21.01(b), (ii) all recording fees on any document recorded pursuant to this Agreement to discharge liens and encumbrances which are not Permitted Exceptions, (iii) all costs incurred in obtaining the Required Owner Consents, the Tenant Estoppels, estoppel certificates from parties to the REAs, and all other required estoppel certificates per Section 7.06, and (iv) any other cost or expense set forth in this Agreement explicitly to be paid by Owner.

(c)           Except as expressly set forth herein (including, without limitation, Section 16), but subject to the last sentence of Section 14.07(a), each party shall pay its own attorneys’ fees and all of its other costs and expenses.

(d)           This Section 14.07 shall survive the Closing.

14.08.      Schedule 5.01(z) annexed hereto identifies all proceedings for certiorari or other proceedings to determine the assessed value of the Properties or the real property taxes payable with respect to the Properties which have been or may be commenced prior to the Closing Date hereof and may be continuing as of the Closing Date.  The Owner will be entitled to control the prosecution of any proceeding or proceedings for the fiscal years prior to the fiscal year in which the Closing occurs to completion and to settle or compromise any claim therein.  The Owner will keep the Company informed on a timely basis on all matters with respect to any proceedings and seek the Company’s reasonable consent and approval to the extent required pursuant to the penultimate sentence of this Section 14.08.  The parties hereto agree to cooperate with each other and to execute any and all documents reasonably requested by the other party in furtherance of the foregoing.  With respect to any awards for the fiscal years prior to the fiscal year in which the Closing occurs, Owner will be entitled to recover the entirety of such awards (including the reasonable costs expended by Owner in obtaining such awards), subject to the obligation to rebate any portion of such awards to tenants.  The Company will be entitled to control the prosecution of proceedings for the fiscal year in which the Closing occurs and thereafter.  With respect to any awards for the fiscal year in which the Closing occurs, each of the Company and Owner will be entitled to first recover the reasonable costs it has expended in obtaining any awards and, thereafter, the Company and Owner will apportion the remainder of any awards between the period before the Closing and the period following the Closing (pro rata, based on the number of days in the period up to and including the Closing Date and the number of days in the period after the Closing Date), subject to their obligation to rebate any portion of those amounts to tenants.  Each of Owner and the Company will promptly remit to the other any monies received which are to be paid to and/or shared with such other party as provided herein.  The Company will not settle or compromise any proceeding that involves the tax year in which the Closing occurs, without the consent of Owner, such consent not to be unreasonably withheld, delayed or conditioned.  The provisions of this Section 14.08 will survive the Closing until all proceedings with respect to the tax year of the Closing and all prior years are resolved.

Section 15.                                   Failure of Owner or the Company to Perform

15.01.      If, prior to the Closing, the Company shall materially default in the performance of any of its obligations under this Agreement, or shall materially breach any of its representations, warranties or covenants contained in this Agreement, and such default or breach shall remain uncured for ten (10) days after the Company receives written notice thereof from Owner, then Owner, as its sole and exclusive remedy, may either (i) commence an action for specific performance of such obligations (subject to all of the terms of this Agreement, including, without limitation, the Company Cap); or (ii) terminate this Agreement.  If Owner elects to terminate this Agreement pursuant to this Section 15.01, this Agreement shall be of no further force and effect and, thereafter, none of the parties hereto shall have any rights against (or obligations to) the other, except for the Surviving Obligations, which shall remain in effect as provided herein.

15.02.      If, prior to the Closing, the Owner shall materially default in the performance of any of its obligations under this Agreement, or shall materially breach any of its representations, warranties or covenants contained herein, and such breach or default shall remain uncured for ten (10) days after Owner receives written notice thereof from the Company or is not cured as a result of the dropping of a Property pursuant to Section 5.06, then the Company, as its sole and exclusive remedy,

(a)           commence an action for specific performance of such obligations (subject to all of the terms of this Agreement, including, without limitation, the Cap);

(b)           terminate this Agreement with respect to the particular Property (or Properties) in respect of which Owner is in breach or default, by dropping such affected Property (or Properties), provided, in each case, that the Company is entitled to drop such Property pursuant to Section 5.06 and dropping such Property shall not cause the Dropped Property Threshold to be exceeded;

(c)           terminate this Agreement in its entirety.  If the Company elects to terminate this Agreement pursuant to this Section 15.02(c), this Agreement shall be of no further force and effect and, thereafter, none of the parties hereto shall have any rights against (or obligations to) the other, except for the Surviving Obligations, which shall remain in effect as provided herein; or

(d)           waive such default and proceed to Closing without any reduction of or credit against the Sale Price (or the Contribution Consideration).

15.03.      After the Closing, the parties’ sole and exclusive remedies with respect to the other party’s breach of any of its representations and warranties are as set forth in Section 5.05.

Section 16.                                   Broker; Underwriting Fees and Legal Fees

16.01.      Owner and the Company mutually represent and warrant to each other that neither Owner nor the Company knows of, or has dealt with, any broker, finder, salesperson or similar agent who has claimed or may have the right to claim a commission or investment banking advisory fee in connection with this transaction, other than Merrill Lynch & Co. and Citigroup (collectively, the “Broker“), whose investment banking advisory fees (but not underwriting or any other fees) will be paid by New Plan pursuant to a separate agreement executed between the parties thereto.  Owner and the Company shall indemnify and defend each other against any costs, claims or expenses, including reasonable attorneys’ fees, arising out of the breach on their respective parts of the representations and warranties or agreements contained in this Section 16.  Notwithstanding the foregoing, the legal fees of Clifford Chance as relates to due diligence concerning the Properties shall be paid by the Company.  The representations and obligations under this Section 16 shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

16.02.      The US REIT hereby acknowledges and agrees that the A-LPT and/or the US REIT (and not New Plan or the Company) shall bear all of (i) the underwriting fees payable to Merrill Lynch International (Australia) Limited and UBS, AG (the “Underwriters“) in connection with the Trust

Offering and (ii) all legal fees incurred by the “Galileo entities” (including, without limitation, the A-LPT, the US REIT and/or the Company) in connection with the transactions contemplated by this Agreement, the Redemption Agreement, the Management Rights P&S Agreement and the Trust Offering (including, without limitation, legal fees of Clifford Chance as relates to the preparation and negotiation of all transaction documents (including, without limitation, all financing documents with the Lender), but not legal fees of Clifford Chance as relates to due diligence work).

16.03.      This Section 16 shall survive the Closing or the termination of this Agreement, as the case may be.

Section 17.                                   Notices

17.01.      Any notices, demands, consents, approvals and other communications (“Notice“) provided for in this Agreement or given in connection with this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, deposited in a United States post office or a depository for the receipt of mail regularly maintained by the post office, (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or (e) email transmissions sent to the intended addressee at the email address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by giving at least ten (10) days written notice sent in accordance herewith, and Notice shall be deemed to have been given by (i) personal delivery, when received as evidenced by an affidavit of the person making such delivery, (ii) in the case of expedited delivery service, when received and (iii) mail, then received by the addressee on the date received as evidenced by a return receipt.  When received in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above, or, in the case of email transmissions, 24 hours after the transmission thereof evidenced by return receipt, provided that an original of such email is also sent to the intended addressee by means described in clauses (a), (b) or (c) above.  The inability to make delivery because of change of address of which notice was given or by reason of rejection or refusal to accept delivery of any Notice shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept.  Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Owner:

New Plan Excel Realty Trust, Inc.
420 Lexington Avenue, 7th Floor
New York, New York 10170
Attn:  Mr. Steven F. Siegel
Fax:  (212) 869-9585
Telephone:  (212) 869-3000
Email:  ssiegel@newplanexcel.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attn:  Eugene A. Pinover, Esq.
Fax:  (212) 728-8111

Telephone: (212) 728-8000
Email: epinover@willkie.com

If to the Company:

Galileo Funds Management Limited
Level 9, 1 Alfred Street
Sydney NSW 2000
Australia
Attention: Mr. Brett Bradley
Fax: +61 2 9240 0300
Telephone: +61 2 9240 0340
Email: brett.bradley@galileofunds.com.au

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019-6131
Attn:	Robert E. King, Jr., Esq. or
David C. Djaha, Esq.
Fax: (212) 878-8375
Telephone: (212) 878-8000
Email: Robert.King@cliffordchance.com
Email: David.Djaha@cliffordchance.com

Section 18.                                   Miscellaneous Provisions

18.01.      No party hereto shall assign this Agreement or its rights hereunder without the prior written consent of the other parties hereto.  Notwithstanding anything herein to the contrary, the Company shall have the right to instruct Owner to convey title to any of the Properties to any wholly-owned subsidiary of the Company designated in writing by the Company at least five (5) Business Days prior to the Closing.

18.02.      This Agreement embodies and constitutes the entire understanding between the parties with respect to the contribution and sale of the Properties to the Company, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement.

18.03.      Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by both parties hereto, and then only to the extent set forth in such instrument.

18.04.      This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to its principles of conflicts of law.

18.05.      The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.  Unless otherwise specified, all references to Sections or provisions in this Agreement refer to such Sections or provisions as set forth herein.

18.06.      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

18.07.      As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

18.08.      If the provisions of any schedule or rider to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule or rider shall prevail.

18.09.      This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together shall constitute a single instrument.

18.10.      This Agreement shall not be recorded.

18.11.      This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any term hereof.

18.12.      The submission of this Agreement for examination does not constitute an offer by or to either party.  This Agreement shall be effective and binding only after due execution and delivery by the parties hereto.

18.13.      Owner and the Company each hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect hereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the federal courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth hereunder; and

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction in the continental United States.

Section 19.            Press Release

19.01.      Upon the execution and delivery of this Agreement, each of the parties shall issue a press release in the form of such party’s press release attached hereto as Exhibit H.  The parties agree that following the issuance of such initial press release and prior to the Closing, no party shall issue any press release or otherwise publicize or disclose the terms of this Agreement or the terms of contribution or sale of any of the Properties or the transactions contemplated hereby (other than to each party’s respective Agents, provided they have a need to know, actually or prospectively, and who agree to keep such information confidential as provided herein) without the prior written consent of the other party, except such disclosure as may be (a) required by or pursuant to law or court order or the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission or the Australian Stock Exchange, (b) expressly approved by the other parties hereto (which approval shall include the right to approve the form and substance of any supplemental press release that any party desires to distribute in respect of the transactions contemplated by this Agreement) and/or (c) in accordance with that certain underwriting agreement to be executed between the Underwriters and the A-LPT relating to the Trust Offering (the “Underwriting Agreement“).  The provisions of this Section 19 shall survive the termination of this Agreement.

Section 20.            1031 Exchange

20.01.      The Company and Owner acknowledge and agree that Owner may elect no later than five (5) Business Days prior to the Closing to assign its interest in this Agreement (in whole or in part) to an exchange facilitator, qualified intermediary, exchange accommodation titleholder or similar entity for the purpose of completing a like-kind exchange of any or all of the Sale Properties contributed or sold to the Company and/or the SPE Entities or the REIT, as applicable, at the Closing in a transaction which will qualify for treatment as a tax deferred like-kind exchange pursuant to the provisions of Section 1031 of the Internal Revenue Code and applicable state revenue and taxation code sections (a “1031 Exchange“).  Subject to Section 21, Owner’s election to proceed with a 1031 Exchange may include transfers of equity interests in entities, the merger and/or consolidation of entities, and/or the creation of other entities such as single member limited liability company(ies).  If Owner so elects, the Company shall cooperate (at no expense or liability to it) in effecting the 1031 Exchange and in implementing any such assignment and/or execution of any documentation, provided that (i) Owner shall indemnify the Company for all costs and expenses incurred by the Company in connection with an intended or effectuated 1031 Exchange, (ii) the Company shall not be obligated to take title to any other property, nor shall this Section 20.01 affect in any manner Owner’s obligations or the Company’s rights and benefits under this Agreement, (iii) it is expressly understood that the consummation by Owner or the ability by the electing party to consummate its intended 1031 Exchange is not a condition precedent to Owner’s obligation to consummate the Closing.  No such assignments shall relieve either party of its obligations hereunder and (iv) no delay in the Closing results from such election.

Section 21.            Entity Transfers.

21.01.      (a)  For the purposes hereof, the term “Entity Owner“ shall mean any entity owning one or more of the Entity Transfer Properties, either as of the date hereof (with respect to Bristol Plaza (Bristol, PA), Hilltop Plaza (Virginia Beach, VA) and Tuckernuck Square (Richmond, VA)) or following a “drop down” of such Property by Owner prior to the Closing pursuant to Section 21.01(b) (with respect to all of the other Entity Transfer Properties).  Subject to Section 21.01(c), with respect to the Entity Transfer Properties (and only with respect to such Properties), the Company hereby agrees to accept the transfer of Owner’s interest in each of the applicable Entity Owners (or a merger of an Entity Owner into the Company or a subsidiary of the Company) in lieu of a transfer of the Entity Transfer Properties owned by such Entity Owners.  As used herein, “Entity Transfer Properties“ means the Properties identified on Schedule 21.01 attached hereto.

(b)           Prior to the Closing, but in no event more than one (1) Business Day prior to the Closing, Owner shall cause each of the Entity Transfer Properties (other than Bristol Plaza, Hilltop Plaza and Tuckernuck Square) to be transferred to an Entity Owner that, in each case, does not own any other real property other than such Entity Transfer Property.  Owner shall pay all Transfer Taxes required to be paid in connection with such transfers.  The Company agrees that the Entity Transfer Properties known as Bristol Plaza, Hilltop Plaza and Tuckernuck Square shall not be transferred to new Entity Owners prior to the Closing and, subject to Section 21.01(c), the Company will accept the transfer of Owner’s interest in the existing Entity Owners with respect to such Entity Transfer Properties (or a merger of such Entity Owners into the Company or one or more subsidiaries of the Company).

(c)           The respective rights of Owner and the Company in respect of the transfer of interests in (or merger of) an Entity Owner in lieu of transferring an Entity Transfer Property hereunder is subject to (i) Owner providing the Company and/or any SPE Entity, as of the Closing Date, with such additional representations and warranties related to such Entity Owner (or the interests therein) being transferred as reasonably requested by the Company and customarily required in similar transactions, and (ii) Owner providing to the Company and/or any SPE Entity at the Closing (A) an indemnification to cover Losses related to such Entity Owner for matters arising prior to the Closing Date (except for Losses that would have been assumed or incurred by the Company under the terms of this Agreement had it acquired the applicable Property rather than the Entity Owner), in form and substance reasonably satisfactory to the Company (which indemnification shall not be subject to the Basket, and amounts expended by Owner pursuant thereto shall not be charged against the Cap) and (B) any other documentation requested by the Company or by any lender of the Company to the extent customarily required in similar transactions.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

GALILEO AMERICA LLC,
a Delaware limited liability company,

By:	Galileo America Inc.,
its managing member

	By:	/s/ Neil Werrett
Name: Neil Werrett
Title: President

THE REIT:

GALILEO AMERICA, INC.,
a Maryland corporation,

	By:	/s/ Neil Werrett
Name: Neil Werrett
Title: President

NXL:

NEW PLAN EXCEL REALTY TRUST, INC.,
a Maryland corporation

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 33-0160389

THE SUBSIDIARIES:

FOR BUILDING UNIT 111801

NEW PLAN REALTY TRUST

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 13-1995781

FOR BUILDING UNITS 120501,124401

NEW PLAN PROPERTY HOLDING COMPANY, a Maryland REIT

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 86-6324109

FOR BUILDING UNITS 115001

HK NEW PLAN EXCHANGE PROPERTY OWNER II, LP, a Delaware limited partnership

	By:	HK New Plan Lower Tier OH, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Steven F. Siegel
			Name:	Steven F. Siegel
			Title:	Executive Vice President

Fed EIN: 30-0132499

FOR BUILDING UNITS 116601

NEW PLAN OF TINTON FALLS, INC.

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 13-3988352

FOR BUILDING UNIT 128801

NEW PLAN FINANCING I, INC.

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 52-2263700

FOR BUILDING UNITS 127801, 128501

EXCEL REALTY–PA, INC.

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 33-0732381

FOR BUILDING UNITS 119001, 128401

EXCEL REALTY TRUST-ST, INC.

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 33-0732380

FOR BUILDING UNITS 130501, 131001, 131401, 131501, 132201, 132301

EXCEL REALTY PARTNERS, L.P.

	By:	New Plan DRP Trust, a Maryland real estate investment trust, its general partner

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 33-0678531

FOR BUILDING UNITS 140201, 143901, 145901, 147201

CA NEW PLAN ASSET PARTNERSHIP IV, L.P., a Delaware limited partnership

	By:	CA New Plan Asset, Inc., a Delaware corporation, as general partner

		By:	/s/ Steven F. Siegel
Name: Steven F. Siegel
Title: Executive Vice President

Fed EIN: 02-0548044

FOR BUILDING UNIT 128901

EXCEL WESTMINSTER MARKETPLACE, INC.

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 33-0782595

FOR BUILDING UNITS 130401

ERP FINANCING, LLC

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 52-2263702

FOR BUILDING UNIT 134201

WITNESSES:	NEW PLAN OF PANAMA, LLC, a Delaware limited liability company

Thomas P. McGovern
	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President
Douglas Ulene

Fed EIN: 43-2019244

FOR BUILDING UNITS 143701, 143801, 145001. 145101, 147001, 148401

CA NEW PLAN TEXAS ASSETS, L.P., a Delaware limited partnership

	By:	CA New Plan Texas Assets, Inc., a Delaware corporation, as general partner

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 76-0645623

FOR BUILDING UNITS 141501

CA NEW PLAN MERCHANTS CROSSING PARTNERSHIP, L.P., a Delaware limited partnership

	By:	CA New Plan Merchants Crossings SPE, Inc., a Delaware corporation, as general partner

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 46-0467422

FOR BUILDING UNIT 143301

CA NEW PLAN MISSISSIPPI PARTNERSHIP II, L.P., a Delaware limited partnership

	By:	CA New Plan Mississippi III, Inc., a Delaware corporation, as general partner

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 45-0465330

FOR BUILDING UNIT 160201

HK NEW PLAN AURORA PLAZA, LLC

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President

Fed EIN: 32-0044984

FOR BUILDING UNIT 160301

HK NEW PLAN BRISTOL PLAZA, L.P.

	By:	HK NEW PLAN BRISTOL PLAZA GP, LLC, its general partner

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 61-1432840

FOR BUILDING UNITS 160601

HK NEW PLAN ERP PROPERTY HOLDINGS, LLC

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 37-1450247

FOR BUILDING UNITS 162901

HK NEW PLAN MARWOOD SUNSHINE CHEYENNE, LLC

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 38-3666195

FOR BUILDING UNITS 150301, 163601, 163901, 165701

HK NEW PLAN EXCHANGE PROPERTY OWNER I, LLC

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 61-1432860

FOR BUILDING UNITS 162401

HK NEW PLAN EXCHANGE PROPERTY OWNER III, LLC

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 37-1450253

FOR BUILDING UNIT 161701

HK NEW PLAN GREEN ACRES L.P.

	By:	HK NEW PLAN GREEN ACRES SUB LLC, its general partner

		By:	/s/ Steven F. Siegel
			Name:	Steven F. Siegel
			Title:	Executive Vice President

Fed EIN: 32-0044965

FOR BUILDING UNIT 161901

HK NEW PLAN HILLTOP PLAZA, LLC

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 36-4514307

FOR BUILDING UNIT 163101

HK NEW PLAN ERP NAPOLEON, L.P.

	By:	HK NEW PLAN ERP NAPOLEON GP, LLC, its general partner

		By:	/s/ Steven F. Siegel
			Name:	Steven F. Siegel
			Title:	Executive Vice President

Fed EIN: 13-4224529

FOR BUILDING UNIT 163301

Witnesses:
HK NEW PLAN NORMANDY SQUARE LLC
Thomas P. McGovern

Douglas Ulene
	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 35-2189141

FOR BUILDING UNIT 163701

HK NEW PLAN NORTHSHORE PLAZA, L.P.

	By:	HK NEW PLAN STH NORTHSHORE GP, LLC, its general partner

		By:	/s/ Steven F. Siegel
			Name:	Steven F. Siegel
			Title:	Executive Vice President

Fed EIN: 35-2189140

FOR BUILDING UNIT 164101

HK NEW PLAN PARKWAY PLAZA L.P.

	By:	HK NEW PLAN PARKWAY PLAZA TRS GP COMPANY, its general partner

		By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 37-1450233

FOR BUILDING UNIT 165401

HK NEW PLAN TUCKERNUCK SQUARE, LLC

	By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	Executive Vice President

Fed EIN: 38-3666193

Exhibit A

Subsidiaries

Property	City	State	Legal Entity
University Mall	Canton	NY	New Plan Excel Realty Trust, Inc.
Grand Central Plaza	Parkersburg	WV	New Plan Excel Realty Trust, Inc.
Moundsville Plaza	Moundsville	WV	New Plan Excel Realty Trust, Inc.
Perlis Plaza	Americus	GA	New Plan Excel Realty Trust, Inc.
Cordele Square	Cordele	GA	New Plan Excel Realty Trust, Inc.
McKinley Plaza	Hamburg	NY	New Plan Excel Realty Trust, Inc.
Washtenaw Fountain Plaza	Ypsilanti	MI	New Plan Excel Realty Trust, Inc.
Kmart Plaza #2	Vienna	WV	New Plan Excel Realty Trust, Inc.
Shops at Seneca Mall	Liverpool	NY	New Plan Excel Realty Trust, Inc.
Albany Plaza	Albany	GA	New Plan Excel Realty Trust, Inc.
Haymarket Square	Des Moines	IA	New Plan Excel Realty Trust, Inc.
Shops at Prospect	West Hempfield	PA	New Plan Realty Trust
Delta Center	Lansing	MI	New Plan Excel Realty Trust, Inc.
Fashion Corner	Saginaw	MI	New Plan Excel Realty Trust, Inc.
Riverwood	Port Orange	FL	New Plan Excel Realty Trust, Inc.
Brice Park	Reynoldsburg	OH	HK New Plan Exchange Property Owner II, LP
Hunting Hills	Roanoke	VA	New Plan Excel Realty Trust, Inc.
Dover Park Plaza	Yardville	NJ	New Plan of Tinton Falls, Inc.
Perry Marketplace	Perry	GA	Excel Realty Trust - ST, Inc.
Kmart Plaza	Elizabethtown	KY	New Plan Property Holding Company
London Marketplace	London	KY	New Plan Property Holding Company
Johnstown Galleria Outparcel	Johnstown	PA	Excel Realty - PA, Inc.
Southern Village	Mesa	AZ	New Plan Excel Realty Trust, Inc.
Glendale Galleria	Glendale	AZ	New Plan Excel Realty Trust, Inc.
Island Plaza	James Island	SC	Excel Realty Trust - ST, Inc.
Market Street Square	Elizabethtown	PA	Excel Realty - PA, Inc.
Merchant’s Central	Winchester	TN	New Plan Financing I, Inc.
Westminster City Center	Westminster	CO	Excel Westminster Marketplace, Inc.
Vail Ranch Center	Temecula	CA	New Plan Excel Realty Trust, Inc.
Galleria Commons	Henderson	NV	New Plan Excel Realty Trust, Inc.
Genesee Valley Shopping Center	Geneseo	NY	New Plan Excel Realty Trust, Inc.
Roundtree Place	Ypsilanti	MI	New Plan Excel Realty Trust, Inc.
Hornell Plaza	Hornell	NY	New Plan Excel Realty Trust, Inc.
Panama City Square	Panama City	FL	New Plan of Panama, LLC
Beltway South	Houston	TX	CA New Plan Asset Partnership IV, LP
The Crossing at Fry Road	Katy	TX	CA New Plan Merchants Crossings Partnership, LP
Jacksonian Plaza	Jackson	MS	CA New Plan Mississippi Partnership II, LP

Jones Plaza	Houston	TX	CA New Plan Texas Assets, L.P.
Jones Square	Houston	TX	CA New Plan Texas Assets, L.P.
Keegan’s Meadow	Stafford	TX	CA New Plan Asset Partnership IV, LP
Morse Shores	Ft. Myers	FL	CA New Plan Texas Assets, L.P.
Mount Houston Square	Houston	TX	CA New Plan Texas Assets, L.P.
Orange Grove	Houston	TX	CA New Plan Asset Partnership IV, LP
Plantation Plaza	Clute	TX	CA New Plan Texas Assets, L.P.
Inwood Forest	Houston	TX	CA New Plan Asset Partnership IV, LP
Tomball Parkway Plaza	Tomball	TX	CA New Plan Texas Assets, L.P.
Marketplace at Wycliffe	Lake Worth	FL	HK New Plan Exchange Property Owner I, LP
Aurora Plaza	Aurora	CO	HK New Plan Aurora Plaza, LLC
Bristol Plaza	Bristol	PA	HK New Plan Bristol Plaza, LP
Green Acres	Saginaw	MI	HK New Plan Green Acres, LP
Hilltop Plaza	Virginia Beach	VA	HK New Plan Hilltop Plaza, LLC
Karam Shopping Center	Lafayette	LA	HK New Plan Exchange Property Owner III, LLC
Marwood Plaza	Indianapolis	IN	HK New Plan Marwood Sunshine Cheyenne, LLC
Normandy Square	Jacksonville	FL	HK New Plan Normandy Square, LLC
Northridge Plaza	Milwaukee	WI	HK New Plan Exchange Property Owner I, LLC
Northshore Plaza	Portland	TX	HK New Plan Northshore Plaza, LP
Packard Plaza	Cudahy	WI	HK New Plan Exchange Property Owner I, LLC
Parkway Plaza	Winston-Salem	NC	HK New Plan Parkway Plaza, LP
Tuckernuck Square	Richmond	VA	HK New Plan Tuckernuck Square, LLC
Westlane Shopping Center	Indianapolis	IN	HK New Plan Exchange Property Owner I, LLC

ERP Properties
Conway Towne Center	Conway	AR	HK New Plan ERP Property Holdings, LLC
San Dimas Plaza	San Dimas	CA	Excel Realty Partners, LP
Northside Plaza	Dalton	GA	ERP Financing, LLC
Wisteria Village	Snellville	GA	Excel Realty Partners, LP
Green River Plaza	Campbellsville	KY	Excel Realty Partners, LP
Stratford Commons	Winston-Salem	NC	Excel Realty Partners, LP
Napoleon Center	Napoleon	OH	HK New Plan ERP Napoleon, LP
Remount Village	North Charleston	SC	Excel Realty Partners, LP
Paradise Plaza	Paradise	CA	Excel Realty Partners, LP

Exhibit B-1

Contributed Properties and Consideration

Property	Contribution Consideration
Paradise Plaza	$10,040,000

TOTAL	$10,040,000.00

Exhibit B-2

Sale Properties and Sale Price

	Property	State	Sale Price
1	Albany Plaza	GA	7,000,000
2	Aurora Plaza	CO	12,800,000
3	Beltway South	TX	12,000,000
4	Brice Park Shopping Cntr	OH	23,575,000
5	Bristol Plaza	PA	18,000,000
6	Conway Towne Centre	AR	16,833,900
7	Cordele Square	GA	7,425,000
8	Delta Center	MI	24,100,000
9	Dover Park Shp Cntr	NJ	8,500,000
10	Fashion Corners	MI	20,271,500
11	Fry Road	TX	25,200,000
12	Galleria Commons	NV	33,635,800
13	Genesee Valley S.C.	NY	18,400,000
14	Glendale Galleria	AZ	15,800,000
15	Grand Central Plaza	WV	7,350,000
16	Green Acres	MI	16,500,000
17	Green River	KY	12,600,000
18	Haymarket Square	IA	16,700,000
19	Hilltop Plaza Shopping Center	VA	13,200,000
20	Hornell Plaza	NY	24,000,000
21	Hunting Hills Shp Center	VA	11,200,000
22	Inwood Forest	TX	8,900,000
23	Island Plaza	SC	11,400,000
24	Jacksonian Plaza S.C.	MS	4,000,000
25	Johnstown Outparcel	PA	4,800,000
26	Jones Plaza	TX	13,600,000
27	Jones Square	TX	13,400,000
28	Karam Shopping Center	LA	3,100,000
29	Keegans Meadow Shopping Center	TX	13,800,000
30	Kmart Plaza	KY	9,100,000
31	K-Mart Plaza	WV	7,500,000
32	London Square	KY	11,450,000
33	Market St. Sq	PA	16,500,000
34	Marwood Plaza	IN	10,000,000
35	Mckinley Plaza	NY	12,700,000
36	Merchant S Central	TN	13,350,000
37	Morse Shores	FL	12,000,000

38	Moundsville Plaza	WV	11,000,000
39	Mount Houston Square	TX	11,400,000
40	Napolean Centre	OH	5,225,000
41	Normandy Square Shopping Cente	FL	6,500,000
42	Northridge Plaza	WI	10,967,900
43	Northshore Plaza	TX	10,800,000
44	Northside Plaza	GA	6,150,000
45	Orange Grove	TX	17,688,100
46	Packard Plaza	WI	6,533,900
47	Panama City Square	FL	23,250,000
48	[Reserved]	0
49	Parkway Plaza	NC	27,400,000
50	Perlis Plaza	GA	9,800,000
51	Perry Marketplace	GA	12,800,000
52	Plantation Plaza	TX	10,500,000
53	Remount Vlg	SC	5,900,000
54	Riverwood Shopping Ctr	FL	5,683,900
55	Roundtree Place	MI	15,900,000
56	San Dimas Plaza	CA	31,400,000
57	Shops @ Seneca Mall	NY	10,600,000
58	Shops At Prospect	PA	8,600,000
59	Southern Village Mesa	AZ	9,800,000
60	Stratford Comm	NC	11,230,000
61	Tomball Center	TX	10,600,000
62	Tuckernuck Square	VA	11,400,000
63	University Mall	NY	3,500,000
64	Vail Ranch Center	CA	37,900,000
65	Washtenaw Fountain Plaza	MI	8,200,000
66	Westlane	IN	4,340,000
67	Westminster City Center	CO	64,800,000
68	Wisteria Village	GA	10,500,000
69	Wycliffe Shopping Center	FL	26,900,000

	TOTAL		$957,960,000